EXHIBIT 10.11

PURCHASE AND SALE AGREEMENT

by and between

WHFST Real Estate Limited Partnership,
a Delaware limited partnership

"Seller"

and

Inktomi Corporation,
a Delaware corporation

"Buyer"

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24.	COUNTERPARTS	25
25.	DISPUTE COSTS	25
26.	SELLER'S REPRESENTATIONS	25
27.	BUYER'S REPRESENTATIONS	27
28.	TIME OF THE ESSENCE; AND B USINESS DAYS	28
29.	AGREEMENT DATE	28
30.	NO THIRD PARTY B ENEFICIARIES	30
31.	INTENTIONALLY OMITTED	30
32.	DRAFTS NOT AN OFFER TO ENTER INTO A L EGALLY BINDING CONTRACT	30
33.	LEGACY LEASE AMENDMENT	30
34.	ASSIGNMENT OF INKTOMI LEASE	30
35.	PURCHASE OPTION TERMINATION	30

EXHIBITS:	EXHIBIT A	LEGAL DESCRIPTION OF THE REAL PROPERTY
	EXHIBIT B	ASSIGNMENT AND ASSUMPTION OF LEASES
	EXHIBIT C	ASSIGNMENT AND ASSUMPTION OF CONTRACTS,
WARRANTIES AND PERMITS
	EXHIBIT D	GRANT DEED
	EXHIBIT E	BILL OF SALE
	EXHIBIT F	NOTICE TO TENANTS
	EXHIBIT G	NATURAL HAZARD DISCLOSURE STATEMENT
	EXHIBIT H	LEGACY LEASE AMENDMENT

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PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is made and entered into as of June 30, 2000 (the "Agreement Date"), by and between WHFST Real Estate Limited Partnership, a Delaware limited partnership ("Seller"), and Inktomi Corporation, a Delaware corporation ("Buyer"), with reference to the following facts.

RECITALS

          A.          Seller is the owner of that certain improved and unimproved real property located at, and contiguous to, 4000 and 4100 East Third Avenue, Foster City, California, all as legally described in Exhibit A attached hereto and made a part hereof (collectively, the "Real Property") together with all (i) improvements, structures and fixtures (other than trade fixtures) (collectively, the "Improvements") and personal property (the "Personal Property") actually owned by Seller (if any) located in, on or about the Real Property or the Improvements and actually used in the operation of the Improvements, and (ii) easements, appurtenances, rights and privileges actually belonging thereto (collectively, the “Appurtenances”). The Real Property, the Improvements, the Personal Property and the Appurtenances are collectively referred to herein as the "Property."

          B.           Seller desires to sell to Buyer and Buyer desires to purchase from Seller the Property, in accordance with the terms and provisions hereinafter contained in this Agreement.

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1.           SALE OF THE PROPERTY.

          Seller shall sell to Buyer and Buyer shall purchase from Seller the Property at the Closing (defined in Section 6 below), subject to and on the terms and conditions contained herein.

          2.           DEPOSITS.

                    2.1           Initial Deposit. Within two (2) business days after the Agreement Date, Buyer shall place on deposit into the escrow account (the "Escrow Account") to be opened with Fidelity National Title Insurance Company located at 50 California Street, Suite 2950, San Francisco, California 94111 (Attention: Mr. Bill Waite) ("Title Company" or "Escrow Holder") the amount of One Million Dollars ($1,000,000) as an initial deposit (the "Initial Deposit"). The Title Company shall cause the Initial Deposit to be placed into an interest bearing bank account acceptable to Buyer. Any interest earned on the Initial Deposit shall be included as part of the Initial Deposit. The Initial Deposit and interest earned thereon, shall be fully refundable to Buyer during the period commencing with the Agreement Date and ending at 5:00 p.m. (Pacific Time) on July 5, 2000 (the "Conditions Period"). For purposes hereof, the last day of the Conditions Period shall mean and be referred to herein as the "Approval Date". If Buyer fails to deli ver the Initial Deposit into the Escrow Account strictly as and when contemplated herein, Seller shall have the right to terminate this Agreement by delivering written notice thereof to Buyer at any time and thereafter neither party shall have any further rights or obligations hereunder except for (A) the indemnities contained in Sections 4.4 and 16 below, Buyer's covenants made herein which are expressly intended to survive any such termination and Buyer's obligations under Section 4.3 below to deliver to Seller the Due Diligence Materials (defined below) (collectively, "Buyer's Surviving Obligations") and (B) Seller's covenants made herein which are expressly intended to survive any such termination (collectively, "Seller's Surviving Obligations"). If Buyer decides to proceed with the transaction contemplated herein, then Buyer shall deliver written notice thereof to Seller prior to the expiration of the Conditions Period (the "Approval Notice"); provided, if Buyer fails to timely deliver the Approval Notice, this Agreement shall be deemed automatically terminated and of no further force or effect except for Buyer's Surviving Obligations, and Escrow Holder shall return the Initial Deposit to Buyer without further instruction or written approval from Seller.

                    2.2           Additional Deposit. If Buyer delivers to Seller the Approval Notice prior to 5:00 p.m. (Pacific Time) on the Approval Date then (i) at the end of the Conditions Period the Initial Deposit shall become non-refundable to Buyer, and (ii) within two (2) business days after the Approval Date Buyer shall place on deposit into the Escrow Account, the amount of Four Million Dollars ($4,000,000) as the additional deposit (the "Additional Deposit"). The Escrow Holder shall cause the Additional Deposit to be placed into an interest bearing bank account acceptable to Buyer and Seller. Any interest earned on the Additional Deposit shall be included as part of the Additional Deposit. The Additional Deposit shall be retained in the Escrow Account until the Closing (defined below), and the Additional Deposit shall be non-refundable to Buyer; provided, however, the Initial Deposit and the Additional Deposit (including any interest earned thereon) shall be refundable to Buyer if all of the Buyer's Closing Conditions (defined below ) are not satisfied or otherwise waived by Buyer in accordance with the provisions of Section 4.3 of this Agreement. If Buyer fails to deliver the Additional Deposit into the Escrow Account strictly as and when contemplated herein, Seller shall have the right to terminate this Agreement by delivering written notice thereof to Buyer at any time and the Initial Deposit shall be retained by Seller as liquidated damages under Section 5.1 of this Agreement. Thereafter neither party shall have any further rights or obligations hereunder except for Buyer's Surviving Obligations and Seller's Surviving Obligations. The Initial Deposit and the Additional Deposit shall be applied to the Purchase Price at the Closing. The Initial Deposit and the Additional Deposit are collectively referred to herein as the "Deposits."

          3.           PURCHASE PRICE.

          The purchase price for the Property is One Hundred Twelve Million Dollars ($112,000,000) (the "Purchase Price"), as such amount may be adjusted for prorations in accordance with the provisions of Section 14 below. At the Closing, the balance of the Purchase Price remaining after deduction for the Deposits, shall be paid by Buyer to Seller in cash, in immediately available funds via wire transfer.

          4.           CONDITIONS TO PARTIES' OBLIGATIONS.

                        4.1       Buyer's Pre-Closing Conditions. Buyer's obligations under this Agreement shall be subject to the approval of, or written waiver by Buyer of, the following described matters (collectively, the "Pre-Closing Conditions") on or before the earlier of (i) the time periods specified in each subsection below, or (ii) 5:00 p.m. (Pacific Time) on the Approval Date:

                        4.1.1          Title. If not already delivered prior to the Agreement Date, within five (5) days after the Agreement Date, Seller will cause to be issued and delivered to Buyer a preliminary title report for the Property, together with all documents evidencing exceptions to title referred to therein issued by the Title Company (collectively, the "Title Report"). Buyer shall have until 5:00 p.m. (Pacific Time) on the date which is five (5) business days prior to the Approval Date to either approve of the exceptions (if any) contained therein, or to notify Seller in writing, specifying any exceptions to which Buyer objects ("Title Objection Notice"). Seller shall have a period of three (3) business days after Seller's receipt of the Title Objection Notice (a) to remove, or agree to remove prior to the Closing, some or all of those exceptions to which Buyer has objected in the Title Objection Notice, and to inform Buyer of the same, or (b) to advise Buyer, in writing, that Seller will not agree to remove some or all of those exceptions to which Buyer has objected in the Title Objection Notice; the foregoing election by Seller being at Seller's sole option and discretion ("Title Response Notice"). If Seller fails to timely deliver to Buyer the Title Response Notice, it shall be conclusively deemed that Seller has elected not to remove any of those exceptions to which Buyer has objected as specified in the Title Objection Notice. If Seller advises Buyer in its Title Response Notice that it will not remove or agree to remove some or all of those exceptions to which Buyer has objected in the Title Objection Notice (or Seller is deemed to have so advised Buyer), then Buy er shall have until 5:00 p.m. (Pacific Time) on the Approval Date to advise Seller, in writing, whether Buyer elects to waive such objections and proceed with the acquisition of the Property or to terminate this Agreement. Failure by Seller to remove or failure of Seller to inform Buyer that Seller has or has not removed those specified exceptions which Seller has expressly agreed to remove in the Title Response Notice on or before the business day prior to the Closing Date shall be deemed to be a failure of this condition, in which event the Agreement shall terminate, the Deposits shall be returned to Buyer, and the parties shall have no further obligations hereunder except for Buyer's Surviving Obligations and Seller's Surviving Obligations, unless Buyer withdraws its objections in writing. Notwithstanding the foregoing, on or prior to Closing Seller shall remove or cause to be removed those certain monetary liens or encumbrances affecting the Property which Seller has created or expressly permitted to e xist other than current taxes and assessments, and Seller also shall extinguish all rights in and to the Property arising under the Specialty Agreements (as defined in Section 4.1.8 below).

                        4.1.2    Physical Inspections.  Within five (5) days after the Agreement Date, but only to the extent the same is actually in Seller's or its property manager's possession or under their immediate control and has not already been delivered to Buyer by Seller prior to the Agreement Date, without any warranty or representation as to the accuracy or thoroughness thereof or to the ability of Buyer to rely thereon, a true and complete copy of the most recent environmental site assessment report(s) with respect to an evaluation of Hazardous Materials (defined below) in, on or under the Property. After Buyer has provided to Seller a certificate of insurance(s) evidencing Buyer's or Buyer's agents', consultants' and/or contractors' (as the case may be) procurement of a commercial general liability insurance policy as required herein, Seller shall permit Buyer and its authorized agents, consultants and contractors to enter upon the Property during reasonable business hours (provided, Buyer shall not interfere with or distu rb any tenants’ operations therein or Seller's operation of the Property) to make and perform such environmental evaluations, and other inspections and investigations of the physical condition of the Property. Buyer shall maintain, and shall ensure that its agents, consultants and contractors maintain, public liability and property damage insurance insuring against any liability arising out of any entry, tests or investigations of the Property pursuant to the provisions hereof. Such insurance maintained by Buyer and/or its consultants, agents and contractors (as applicable) shall be in the amount of Two Million Dollars ($2,000,000.00) combined single limit for injury to or death of one or more persons in an occurrence, and for damage to tangible property (including loss of use) in an occurrence. The policy maintained by Buyer shall insure the contractual liability of Buyer covering the indemnities herein and shall (i) name the Seller and its manager (and their successors, assigns and affiliates) as additional insureds, (ii) contain a cross-liability provision, and (iii) contain a provision that "the insurance provided by Buyer hereunder shall be primary and non-contributing with any other insurance available to Seller." Buyer shall provide Seller with evidence of such insurance coverage prior to any entry, tests or investigations of the Property. The aforementioned insurance coverage may be obtained under a blanket policy carried by Buyer or its agents, consultants or contractors, as the case may be. Notwithstanding the foregoing, Buyer shall not be permitted to undertake any intrusive or destructive testing of the Property, including without limitation a "Phase II" environmental assessment, without in each instance first obtaining Seller's written consent thereto, which consent Seller may give or withhold in Seller's sole and absolute discretion. Prior to entering the Property (and on each and every occasion), Buyer shall deliver to Seller prior written notice thereof [or verbal notice wherein Buyer actually speaks with a representative of Seller (not a voicemail message) with written notice delivered immediately thereafter, if requested at such time], and shall afford Seller a reasonable opportunity to have a representative of Seller present to accompany Buyer while Buyer performs its evaluations, inspections, tests and other investigat ions of the physical condition of the Property. Prior to any entry to perform any necessary on-site inspections, tests or investigations, Buyer shall give Seller written notice thereof [or verbal notice wherein Buyer actually speaks with a representative of Seller (not a voicemail message) with written notice delivered immediately thereafter, if requested at such time], including the identity of the company or party(s) who will perform such inspections, tests or investigations and the proposed scope of the inspections, tests or investigations. Seller shall approve or disapprove any proposed inspections, tests or investigations and the party(s) performing the same within two (2) business days after receipt of such notice. Seller’s failure to advise Buyer of its disapproval of any proposed inspections, tests or investigations and the party(s) performing the same within such two (2) business day period shall be deemed Seller’s approval thereof, except to the extent said proposed inspections, tests o r investigations relate to "Phase II" environmental matters, in which event Seller’s failure to advise Buyer of its approval or disapproval of any proposed environmental inspections, tests or investigations and the party(s) performing the same within such two (2) business day period shall be deemed Seller’s disapproval thereof. Upon request, Buyer shall promptly deliver to Seller copies of any reports relating to any inspections, tests or investigations of the Property performed by or on behalf of Buyer. Prior to Buyer contacting the tenants, Buyer shall give Seller written notice thereof, including the identity of the company or persons who will perform any tenant interview or contacts. Seller or its representative(s) may be present at any such interview or meeting with the tenants and Buyer will reasonably cooperate and coordinate with Seller to effectuate same. Buyer shall have until 5:00 p.m. (Pacific Time) on the Approval Date to notify Seller in writing of its approval of all such evaluat ions, inspections and investigations. The term "Hazardous Materials" as used in this Agreement shall mean and refer to (a) any hazardous or toxic wastes, materials or substances, or chemicals, and other pollutants or contaminants, which are or become regulated by applicable local, state, regional and/or federal orders, ordinances, statutes, rules, regulations (as interpreted by judicial and administrative decisions) and laws; (b) asbestos, asbestos-containing materials or urea formaldehyde; (c) polychlorinated biphenyls; (d) flammables, explosive, corrosive or radioactive materials; (e) medical waste and biochemicals; and (f) gasoline, diesel, petroleum or petroleum by-products.

                      4.1.3    Plans, Permits, Reports and Related Information. Within five (5) days after the Agreement Date, but only to the extent the same is actually in Seller's or its property manager's possession or under their immediate control and has not already been delivered to Buyer by Seller prior to the Agreement Date, Seller will deliver to Buyer or otherwise make available to Buyer at Seller’s property management company’s offices during normal business hours for inspection by Buyer, a true and complete copy of (a) property tax bills for the most recent tax fiscal year; (b) without any warranty or representation as to the accuracy thereof or to the ability of Buyer to rely thereon, soils reports, ADA reports, as-built plans and specifications, drawings, structural or engineering studies or reports, construction and development files; and (c) without any warranty or representation as to the accuracy thereof or to the ability of Buyer to rely thereon, a copy of any existing survey(s) of the Property. Buyer shall have until 5:00 p.m. (Pacific Time) on the Approval Date to notify Seller in writing of its approval of such matters. In no event shall Seller be required to prepare or obtain any information, report, document or survey not presently in Seller's or its property manager's possession or under their immediate control. Notwithstanding the foregoing, to the extent Seller has the legal right to obtain a copy of information in the possession any third party consultant(s) previously hired by Seller to prepare such information, at absolutely no cost or liability to Seller, Seller will use commercially reasonable efforts to assist Buyer in obtaining said information from such third party consultant.

                      4.1.4    Leases and Expenses Statements. Within five (5) days after the Agreement Date, but only to the extent the same is actually in Seller's or its property manager's possession or under their immediate control and has not already been delivered to Buyer by Seller prior to the Agreement Date, Seller will deliver to Buyer or otherwise make available to Buyer at Seller's property management company's offices during normal business hours for inspection by Buyer, the following described documents and information: (i) a copy of all existing and pending leases and subleases together with any amendments or modifications thereof affecting any portion of the Property other than the Office Lease, dated October 9, 1998, as amended (the "Inktomi Lease"), by and between Buyer, as tenant, and Seller, as landlord with respect to the leased premises described therein (the "Inktomi Premises") (collectively, the "Leases"), and any correspondence with the tenants (other than Buyer) of the Property; (ii) a current rent roll for the Property, in the format customarily used by Seller, with the information contained therein made as of the date specified therein; and (iii) a copy of a summary of expenses for the Property for the most recent full calendar year prior to the Closing and to the extent available, the current year. Seller's obligations under the preceding sentence shall not include the delivery of any documents or other materials related to the Inktomi Lease. Buyer shall have until 5:00 p.m. (Pacific Time) on the Approval Date to notify Seller in writing, of its approval of the Leases and the other information to be provided under this Section 4.1.4; provided, however, except as otherwise set forth in Section 33 with respect to the Legacy Lease Amendment, Seller shall not be required to modify, terminate or otherwise supplement any of the Leases. Seller shall assign to Buyer at the Closing its rights and interests in and to the Leases, other than to the Inktomi Lease, and all security deposits (if any) then being held by Seller, pursuant to th e Assignment and Assumption of Leases in substantially the form attached hereto as Exhibit B, and made a part hereof.

                      4.1.5    Contracts. Within five (5) days after the Agreement Date, but only to the extent the same is actually in Seller's or its property manager's possession or under their immediate control, Seller will deliver to Buyer a copy of all service agreements, commission agreements, maintenance agreements, easement agreements, improvement agreements, license agreements, and other agreements related to or affecting the Property and not included as part of the title documents delivered pursuant to Section 4.1.1 hereof (collectively, the "Contracts"). Buyer shall have until 5:00 p.m. (Pacific Time) on the date which is five (5) business days prior to the Approval Date to either approve of any such Contracts, or to notify Seller in writing, specifying any Contracts which Buyer desires be terminated on or before the Closing, and which, by their express terms, may be terminated on or before the Closing (the "Disapproved Contracts"); provided, however, in no event shall Seller be required to terminate any Contracts which by their terms are not terminable prior to the Closing unless Buyer agrees, in writing, to pay the prorated charges or costs thereunder as of the Closing Date. Seller shall have until one (1) business day prior to the expiration of the Conditions Period to notify Buyer, in writing, of its agreement to lawfully terminate such Disapproved Contracts prior to the Closing, with such Disapproved Contracts being terminated effective on or before the Closing. Those Contracts not expressly disapproved by Buyer and those Disapproved Contracts which Seller has advised Buyer it will not terminate at or prior to the Closing (collectively, the "Approved Contracts") shall be assigned by Seller to Buyer at the Closing. Seller shall assign its rights and interests under the Approved Contracts to Buyer at the Closing pursuant to the Assignment and Assumption of Contracts, Warranties and Permits in substantially the form attached hereto as Exhibit C, and made a part hereof. Failure by Seller to agree to so terminate some or all of the Disapproved Contracts within the specified period shall be deemed to be a failure of this condition, unless Buyer withdraws its disapproval or rejection, in writing, prior to the 5:00 p.m. (Pacific Time) on the Approval Date.

                      4.1.6    Economic Feasibility. Buyer's determination, in its sole and absolute discretion, of the economic feasibility of the Property for Buyer's intended ownership.

                      4.1.7    Natural Hazard Disclosure Statement. By the date which is seven (7) business days after the Agreement Date, Seller shall have executed and delivered to Buyer, a Natural Hazard Disclosure Statement, as and to the extent prescribed by California law, in substantially the form of Exhibit G attached hereto and made a part hereof (the "NHDS"). On or prior to the Approval Date, Buyer shall execute and deliver to Seller one (1) counterpart original of the NHDS which signature shall, among other things, serve to acknowledge Buyer's receipt from Seller of such NHDS and Buyer's understanding and acceptance thereof.

                      4.1.8    Specialty Agreements. Within five (5) days after the Agreement Date, but only to the extent the same has not already been delivered to Buyer by Seller prior to the Agreement Date, Seller will deliver to Buyer a true and complete copy of that certain Option Agreement made by Seller and Specialty Restaurants Corporation, a California Corporation ("Specialty"), dated March 1, 2000, the Purchase and Sale Agreement by and between Seller's predecessor in interest and Specialty, dated November 27, 1996 as amended by that certain First Amendment to Purchase and Sale Agreement, dated January 22, 1997, the Second Amendment to Purchase and Sale Agreement, dated as of February 12, 1997, the Third Amendment to Purchase and Sale Agreement dated as of March 3, 1997, the Fourth Amendment to Purchase and Sale Agreement dated as of April 10, 1997, and the Fifth Amendment to Purchase and Sale Agreement dated as of April 28, 1997, the Assignment of Contract Rights from Lincoln Property Company N.C., Inc. in favor of Seller, and that certain letter agreement between Seller and Bank of America N.T.& S.A, dated April 29, 1997 (collectively, the "Specialty Agreements"). Buyer shall have until 5:00 p.m. (Pacific Time) on the Approval Date to notify Seller, in writing, of its approval of such Specialty Agreements. Notwithstanding anything to the contrary contained herein, in no event shall Seller be required to modify, supplement or otherwise amend any of the Specialty Agreements.

            For purposes of this Agreement, (i) the term or phrase "under the (their) immediate control" shall not impose upon Seller the obligation to obtain from a third party (including without limitation, any governmental agency) such information or documents to the extent not already in Seller's or its property manager's possession and (ii) documents or materials that are "in Seller's possession" or "in Seller's property manager's possession" include only those documents or materials that are actually in the possession of Seller or Seller's property manager.

                        4.2   Closing Conditions.

                      4.2.1    Buyer's Closing Conditions. Following the Approval Date, Buyer's obligation to consummate the purchase of the Property shall be subject to the approval or waiver by Buyer of the following conditions (collectively, the "Buyer's Closing Conditions"):

                        4.2.1.1   Seller's Delivery of Estoppel Certificates. Seller will obtain and deliver to Buyer by no later than five (5) business days prior to the Closing, (the "Estoppel Delivery Date"), estoppel certificates from two (2) of the tenants of the Property, Legacy Partners L.P. ("Legacy") and The Perkin-Elmer Corporation ("PE"). Said estoppel certificates shall be in the form prescribed in each of said tenant's leases (collectively, the "Estoppel Certificates"). Buyer shall be deemed to have approved each of the Estoppel Certificates so long as there are no defaults specified therein and no material deviations between the information specified in said Estoppel Certificates and the leases to which such Estoppel Certificates relate. If Seller is unable to provide Buyer with an Estoppel Certificate from PE, Seller may elect to extend the Estoppel Delivery Date and the Closing Date for a period of up to an additional thirty (30) days in order to obtain said missing Estoppel Certificate. Seller shall notify Buyer, in writing, of its election by the Estoppel Delivery Date and shall specify therein the extended estoppel delivery date (the "Extended Estoppel Delivery Date") and the extended Closing Date. If Seller is unable to provide Buyer with an Estoppel Certificate from PE by the Estoppel Delivery Date or the Extended Estoppel Delivery Date, as applicable, Buyer may either elect to (a) terminate this Agreement in which case the Deposits (to the extent then made) shall be returned to Buyer, or (b) consummate the transaction in accordance with the provisions hereof without Seller being required to obtain the missing Estoppel Certificates. Buyer shall notify Seller of its disapproval or approval of the Estoppel Certificates and, if applicable, of its election under clauses (a) or (b) hereof, in writing, by the earlier of the date which is two (2) business days after Seller's delivery to Buyer of the required Estoppel Certificates or the Estoppel Delivery Date or the Extended Estoppel Delivery Date, as the case may be.

                        4.2.1.2    Seller's Delivery of Closing Documents. Seller shall have delivered to Escrow Holder or Buyer, as appropriate, all of the documents referred to in Section 6.4.1 below.

                        4.2.1.3   Delivery of Title Policy. At the Closing, if Buyer has timely delivered to the Title Company an ALTA Survey in insurable form reasonably acceptable to the Title Company, the Title Company shall be irrevocably committed to issue to Buyer the ALTA Policy (defined below). Alternatively, if Buyer has not timely delivered to the Title Company an ALTA Survey in insurable form reasonably acceptable to the Title Company, the Title Company shall be irrevocably committed to issue to Buyer the

CLTA Title Policy (defined below). The ALTA Policy or the CLTA Title Policy, as the case may be, shall be subject only to (i) a lien for real property taxes and assessments not then delinquent; (ii) matters of title respecting the Real Property approved or deemed approved by Buyer pursuant to the provisions of this Agreement; and (iii) matters affecting the condition of title to the Real Property created or permitted by, or with the written consent of, Buyer or its agents, representatives, consultants or contractors (collectively, the "Permitted Exceptions").

                        4.2.1.4    Representations. Except as Seller otherwise discloses to Buyer, in writing, prior to the Approval Date, Seller's representations contained in Section 26 of this Agreement shall have been true and correct in all material respects when made and shall, subject to the provisions of the last paragraph of Section 26 below, be true and correct in all material respects as of the Closing Date.

                        4.2.1.5    Termination of Disapproved Instruments. Seller lawfully terminating, or causing the lawful termination of, the Disapproved Contracts which Seller has agreed to terminate in accordance with the provisions of Section 4.1.5 hereof, all of which having an effective date of termination being on or before the Closing. Additionally, effective as of the Closing Date, Seller shall terminate any property management agreement made with its property management company with respect to the Property.

                        4.2.1.6    No Material Default. Seller shall not be in material default of its obligations hereunder.

                        4.2.2    Seller's Closing Conditions. Seller's obligation to consummate the sale of the Property is conditioned upon the approval or Seller's written waiver on or prior to the Closing Date of the following conditions (collectively, the "Seller's Closing Conditions"):

                        4.2.2.1    Delivery of Funds. Not later than one (1) business day prior to Closing, Buyer shall deliver into the Escrow Account (for payment to Seller), in immediately available funds, cash in an amount of the balance of the Purchase Price remaining after deduction for the Deposits plus the costs, expenses and prorations required to be paid by Buyer hereunder.

                        4.2.2.2    No Material Default. Buyer shall not be in material default of its obligations hereunder.

                        4.2.2.3    Buyer's Delivery of Closing Documents. Each of the documents required to be delivered by Buyer pursuant to Section 6.4.2 shall have been timely delivered as provided therein.

                        4.2.2.4    Representations. All of Buyer's representations and warranties contained herein shall be true and correct in all material respects when made and shall be true and correct in all material respects as of the Closing Date.

                        4.2.2.5    Seller's receipt of a release reasonably satisfactory to Seller, by Specialty and Bank of America of all right, title and interest in and to the Property held by Specialty and Bank of America, pursuant to the terms and provisions of the Specialty Agreements.

                        4.3    Failure of Conditions. If Buyer approves or otherwise waives, in writing, all of the Pre-Closing Conditions within the applicable time periods specified in Section 4.1 above, by timely delivering to Seller an Approval Notice, the parties shall proceed with this transaction and the Closing. If Buyer fails to timely deliver to Seller all required Approval Notices within the applicable time periods specified in Section 4.1 above, then this Agreement shall be deemed automatically terminated without either party having any further rights or obligations hereunder except for Buyer's Surviving Obligations and Seller's Surviving Obligations. If Buyer elects to terminate this Agreement or this Agreement is deemed terminated, the Initial Deposit shall be returned to Buyer and neither Buyer nor Seller shall have any further liability or obligation to each other, except for Buyer's Surviving Obligations and Seller's Surviving Obligations. Notwithstanding anything to the contrary contained herein, if this Agreement terminates for failure of a Pre-Closing Condition or for any other reason, within ten (10) days after such termination Buyer shall deliver to Seller a copy of all materials, tests, audits, surveys, reports, studies and the results of any and all investigations and inspections conducted by Buyer (excluding any proprietary materials) (collectively, the "Buyer's Documents") and Buyer shall also return to Seller any and all documents, leases, agreements, reports and other materials given to Buyer by or on behalf of Seller (collectively, the “Seller's Documents”) (the Buyer's Documents and the Seller's Documents are collectively referred to herein as the "Due Diligence Materials"). The foregoing covenants of Buyer shall survive any such termination of this Agreement. If Buyer delivers to Seller the Approval Notice prior to 5:00 p.m. (Pacific Time) on the Approval Date, (i) the Initial Deposit shall become non-refundable to Buyer, and (ii) within one (1) business day after the Approval Date, Buyer shall deposit into the Escrow Account, the Additional Deposit which shall also become non-refundable to Buyer subject to the satisfaction or waiver of the Buyer's Closing Conditions. The funding by Buyer of the Additional Deposit shall conclusively constitute Buyer's approval of each and every aspe c t of the Property as well as of the Pre-Closing Conditions. If the Pre-Closing Conditions are satisfied or waived by Buyer but any or all of the Buyer's Closing Conditions are not satisfied or waived by Buyer on or before the date established for the Closing, then Buyer shall notify Seller in writing of those Buyer's Closing Conditions which have not been satisfied or otherwise waived by Buyer (the "Buyer's Closing Conditions Failure Notice"). Seller shall have three (3) business days after Buyer has delivered to Seller the Buyer's Closing Conditions Failure Notice (and the Closing shall be extended, if necessary to give Seller such three (3) business day period) to notify Buyer in writing of Seller's election either to (a) take such actions as may be necessary to cure such matters to Buyer's reasonable satisfaction prior to the date of Closing (as same may be extended), or (b) advise Buyer that Seller will not cure such matters (the "Seller's Conditions Notice"). If Seller elects not to cure such matters , then within two (2) business days after Buyer's receipt of the Seller's Conditions Notice (and the Closing shall be extended, if necessary to give Buyer such two (2) business day period), Buyer, at its sole option, may elect to do any of the following: (1) Buyer may elect to terminate this Agreement by delivering written notice thereof to Seller, in which event Seller shall promptly cause the return to Buyer of the Deposits, and the parties shall have no further obligations hereunder except for Buyer's Surviving Obligations and Seller's Surviving Obligations; (2) if the Buyer's Closing Condition in question is any of those conditions specified in Sections 4.2.1.1, 4.2.1.3 or 4.2.1.4 and Seller is not in any material manner responsible for the deviation or failure of such Buyer's Closing Condition, then Buyer may elect to terminate this Agreement by delivering written notice thereof to Seller, in which event Seller shall promptly cause the return to Buyer of the Deposits, and the parties shall have no furth er obligations hereunder except for Buyer's Surviving Obligations and Seller's Surviving Obligations; (3) if the Buyer's Closing Condition in question is any of those conditions specified in Sections 4.2.1.2 or 4.2.1.5, or if the Buyer's Closing Condition in question is any of those conditions specified in Sections 4.2.1.1, 4.2.1.3 or 4.2.1.4 and Seller is actually responsible for the deviation or failure of such Closing Condition, then Buyer may pursue the remedies available to it pursuant to Section 5.2 below; or (4) Buyer may elect to waive the Buyer's Closing Condition(s) in question and proceed with the purchase of the Property. If Buyer elects to terminate the Agreement, neither party shall have any further liability or obligation hereunder except for Buyer's Surviving Obligations and Seller's Surviving Obligations. If Seller elects to cure such matters as set forth in the Buyer's Closing Conditions Failure Notice, Seller shall promptly take any and all actions as may be necessary to cure same and the date of the Closing may be extended for a period of time reasonably acceptable to both Seller and Buyer to enable Seller to accomplish same. Failure by Buyer to notify Seller of any failure of a Buyer's Closing Condition within the specified time periods set fort h herein, shall be deemed an approval by Buyer of each such matter, in which event all such Closing Conditions and contingencies shall be conclusively deemed to be satisfied and approved. If any of the Seller's Closing Conditions are not satisfied or otherwise waived by Seller prior to the Closing Date, Seller may elect, in its sole and absolute discretion, to terminate this Agreement.

                        4.4    Investigations Indemnity. Buyer shall keep the Property free from all liens and shall indemnify, defend (with counsel reasonably satisfactory to Seller), protect, and hold Seller and each of the parties comprising Seller and each of their members, partners, officers, trustees, employees, representatives, agents, lenders, related and affiliated entities, successors and assigns harmless from and against any and all claims, demands, liabilities, judgments, penalties, losses, costs, damages, and expenses (including, without limitation, attorneys' and experts' fees and costs) relating to or arising in any manner whatsoever from any studies, evaluations, inspections, investigations or tests made by Buyer or Buyer's agents or representatives relating to or in connection with the Property or entries by Buyer or its agents or representatives in, on or about the Property; provided, Buyer shall not be liable to Seller under the foregoing indemnity solely as a result of the discovery by Buyer of a pre-existing condition in or on the Property. Notwithstanding any provision to the contrary in this Agreement, the indemnity obligations of Buyer under this Agreement shall survive any termination of this Agreement or the delivery of the Grant Deed and the transfer of title. In addi tion to the foregoing indemnity, if there is any damage to the Property caused by Buyer's and/or its agents' or representatives' entry in or on the Property, Buyer shall immediately restore the Property substantially to the same condition existing prior to Buyer's and its agents' or representatives' entry in, on or about the Property.

                5.     REMEDIES/LIQUIDATED DAMAGES.

                        5.1    BUYER'S DEFAULT.  IF BUYER FAILS TO COMPLETE THE PURCHASE OF THE PROPERTY AS PROVIDED IN THIS AGREEMENT BY REASON OF ANY DEFAULT OF BUYER (AND NOT DUE TO A FAILURE OF A CONDITION PRECEDENT), SELLER SHALL BE RELEASED FROM ITS OBLIGATION TO SELL THE PROPERTY TO BUYER. BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT IT WOULD BE IMPRACTICAL AND/OR EXTREMELY DIFFICULT TO FIX OR ESTABLISH THE ACTUAL DAMAGE SUSTAINED BY SELLER AS A RESULT OF SUCH DEFAULT BY BUYER, AND AGREE THAT THE DEPOSITS AND THE DELIVERY TO SELLER BY BUYER OF THE DUE DILIGENCE MATERIALS IS A REASONABLE APPROXIMATION THEREOF. A CCORDINGLY, IN THE EVENT THAT BUYER BREACHES THIS AGREEMENT BY DEFAULTING IN THE COMPLETION OF THE PURCHASE, THE DEPOSITS AND THE DELIVERY TO SELLER BY BUYER OF THE DUE DILIGENCE MATERIALS SHALL CONSTITUTE AND BE DEEMED TO BE THE AGREED AND LIQUIDATED DAMAGES OF SELLER, AND SHALL BE PAID BY BUYER TO SELLER AND THE TITLE COMPANY AS SELLER'S SOLE AND EXCLUSIVE REMEDY. SELLER AGREES TO WAIVE ALL OTHER REMEDIES AGAINST BUYER WHICH SELLER MIGHT OTHERWISE HAVE AT LAW OR IN EQUITY BY REASON OF SUCH DEFAULT BY BUYER; PROVIDED, HOWEVER, THE FOREGOING

SHALL NOT LIMIT (I) BUYER'S OBLIGATIONS TO PAY TO SELLER ALL ATTORNEYS' FEES AND COSTS OF SELLER TO ENFORCE THE PROVISIONS OF THIS SECTION 5.1 AND/OR BUYER'S INDEMNITY OBLIGATIONS UNDER SECTIONS 4.4 AND 16 HEREOF, (II) BUYER'S INDEMNITY OBLIGATIONS UNDER SECTIONS 4.4 AND 16 HEREOF, OR (III) THE ABILITY AND RIGHT OF SELLER TO ENFORCE SUCH INDEMNITIES. EACH OF THE PAYMENT OF THE DEPOSITS, THE PAYMENT BY BUYER OF ALL ESCROW CANCELLATION CHARGES AND FEES, AND THE DELIVERY TO SELLER BY BUYER OF THE DUE DILIGENCE MATERIALS AS LIQUIDATED DAMAGES IS NOT INTENDED TO BE A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677.

SELLER'S INITIALS:	BUYER'S INITIALS:

                        5.2    SELLER'S DEFAULT.  IF SELLER FAILS TO COMPLETE THE SALE OF THE PROPERTY AS PROVIDED IN THIS AGREEMENT BY REASON OF ANY DEFAULT OF SELLER (AND NOT DUE TO A FAILURE OF A CONDITION PRECEDENT), BUYER SHALL BE RELEASED FROM ITS OBLIGATION TO PURCHASE THE PROPERTY FROM SELLER, AND BUYER MAY EITHER (I) PROCEED AGAINST SELLER BY BRINGING AN ACTION FOR SPECIFIC PERFORMANCE UNDER THIS AGREEMENT WITHOUT ANY RIGHT TO SEEK DAMAGES OF ANY KIND OR NATURE, OR (II) TERMINATE THIS AGREEMENT IN WHICH EVENT SELLER SHALL REIMBURSE BUYER FOR ITS ACTUAL, VERIFIABLE THIRD-PARTY OUT-OF-POCKET COSTS ACTUALLY INCURRED IN CONNECTION WITH THIS TRANSACTION UP TO A MAXIMUM OF ONE HUNDRED THOUSAND DOLLARS ($100,000), THE DEPOSITS SHALL BE RETURNED TO BUYER AND BUYER SHALL PROMPTLY RETURN TO SELLER THE SELLER’ S DOCUMENTS. BUYER AND SELLER HEREBY ACKNOWLEDGE AND AGREE THAT IT WOULD BE IMPRACTICAL AND/OR EXTREMELY DIFFICULT TO FIX OR ESTABLISH THE ACTUAL DAMAGE SUSTAINED BY BUYER AS A RESULT OF SUCH MATERIAL DEFAULT BY SELLER, AND AGREE THAT THE REMEDY SET FORTH IN CLAUSE (II) ABOVE IS A REASONABLE APPROXIMATION THEREOF. ACCORDINGLY, IN THE EVENT THAT SELLER BREACHES THIS AGREEMENT BY MATERIALLY DEFAULTING IN THE COMPLETION OF THE SALE, AND BUYER ELECTS NOT TO EXERCISE THE REMEDY SET FORTH IN CLAUSE (I) ABOVE BUT INSTEAD ELECTS THE REMEDY SET FORTH IN CLAUSE (II) ABOVE, SUCH SUMS SHALL CONSTITUTE AND BE DEEMED TO BE THE AGREED AND LIQUIDATED DAMAGES OF BUYER WHICH IS NOT INTENDED TO BE A FORFEITURE OR PENALTY, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO BUYER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. THE FOREGOING SHALL NOT LIMIT SELLER' S OBLIGATION TO PAY TO BUYER ALL ATTORNEYS' FEES AND COSTS OF BUYER TO ENFORCE THE PROVISIONS OF THIS SECTION5.2.  BUYER AGREES TO, AND DOES HEREBY, WAIVE ALL OTHER REMEDIES AGAINST SELLER WHICH BUYER MIGHT OTHERWISE HAVE AT LAW OR IN EQUITY BY REASON OF SUCH DEFAULT BY SELLER.

SELLER'S INITIALS:	BUYER'S INITIALS:

        6.    CLOSING AND ESCROW.

                         6.1    Escrow Instructions. Upon execution of this Agreement, the parties hereto shall deposit a copy of an executed counterpart of this Agreement with Escrow Holder and this instrument shall serve as the instructions to Escrow Holder for consummation of the purchase and sale contemplated hereby. Seller and Buyer agree to execute such additional and supplementary escrow instructions as may be appropriate to enable the Escrow Holder to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

                        6.2    Date of Closing. Unless otherwise agreed to in writing by the parties and subject to the provisions of Section 4.2.1.1 hereof, escrow shall close on or before 8:00 a.m. (Pacific Time) on July 21, 2000 (the "Initial Closing Date"), with time being of the essence. Buyer may extend the Initial Closing Date until August 8, 2000 (the “First Extended Closing Date”) by delivering to Seller written notice of such election by no later than 5:00 p.m. (Pacific Time) on July 14, 2000 (the “First Extension Notice Date”) and depositing into the Escrow Account on or before the First Extension Notice Date the sum of One Million Dollars ($1,000,000) which, together with interest thereon, shall be applicable to the Purchase Price and shall become part of the Deposits for all purposes hereunder. Buyer may extend the First Extended Closing Date until August 22, 2000 (the “Second Extended Closing Date”) by delivering to Seller writ ten notice of such election by no later than 5:00 p.m. (Pacific Time) on July 31, 2000 (the “Second Extension Notice Date”) and depositing into the Escrow Account on or before the Second Extension Notice Date the sum of One Million Dollars ($1,000,000) which, together with interest thereon, shall be applicable to the Purchase Price and shall become part of the Deposits for all purposes hereunder. The Initial Closing Date, the First Extended Closing Date and the Second Extended Closing Date, as applicable, may not be further extended without the prior written approval of both Seller and Buyer, except as otherwise expressly provided in this Agreement and, in particular, in Section 4.2.1.1 hereof. In the event the Closing does not occur on or before the Initial Closing Date, the First Extended Closing Date or the Second Extended Closing Date, as the case may be (as same may be extended pursuant to Section 4.2.1.1 hereof), the Escrow Holder shall, unless it is notified by both parties to the contrar y within three (3) days prior to the actual date on which the Closing occurs, return to the depositor thereof items which may have been deposited hereunder. Any such return shall not, however, relieve either party hereto of any liability it may have for its wrongful failure to close. For purposes of this Agreement, all references to the term “Closing Date” shall mean and refer to the actual date on which the Closing occurs.

                        6.3    Conveyance. At Closing, Seller shall convey to Buyer fee simple title to the Property (excluding the Personal Property), by means of a grant deed in substantially the form of Exhibit D attached hereto and made a part hereof ("Grant Deed"), subject to all applicable laws, rules, regulations, codes, ordinances and orders, and the Permitted Exceptions. The Closing shall mean the date that the Grant Deed is recorded in the official records of San Mateo County, possession of the Property is delivered to Buyer, and Buyer fulfills all of its obligations hereunder. If Seller cannot so deliver title to the Property to Buyer, Buyer may, at its option, take title to the Property in such condition as Seller can then convey, without abatement of the Purchase Price or, at Buyer's option, Buyer may exercise its remedies in accordance with the provisions of Section 5.2 above.

                        6.4    Closing Documents.

                        6.4.1    Seller's Closing Documents.  At Closing, in addition to the Grant Deed, Seller shall deliver to Buyer, or Escrow Holder for delivery to Buyer, all of the following documents: (i) originals or true and complete copies of the Approved Contracts, if any; (ii) two (2) counterparts of the Assignment and Assumption of Leases in substantially the form attached hereto as Exhibit B, duly executed by Seller; (iii) two (2) counterparts of the Assignment and Assumption of Contracts, Warranties and Permits in substantially the form attached hereto as Exhibit C, duly executed by Seller; (iv) two (2) counterparts of a bill of sale (the "Bill of Sale") for the Personal Property, if any, in substantially the form attached hereto as Exhibit E and made a part hereof, duly executed by Seller; (v) a certificate of non-foreign status in accordance with the requirements of Internal Revenue Code Section 1445, as amended ("FIRPTA Certificate")

and a California Form 590-RE with respect to the Property, duly executed by Seller; (vi) notices to the tenants (other than Buyer) with respect to the Leases, in substantially the form attached hereto as Exhibit F and made a part hereof, duly executed by Seller or Seller’s property manager; (vii) subject to the provisions of Section 34 hereof, two (2) counterparts of the Assignment of Inktomi Lease (defined below), duly executed by Seller, as landlord; (viii) subject to the provisions of Section 33 hereof, a fully executed original of the Legacy Lease Amendment (defined below); and (ix) such other documents and instruments as may be reasonably required by Title Company to consummate the transactions contemplated herein. Seller's timely making and delivery of the aforesaid documents and information shall be a condition precedent to Buyer's obligations under this Agreement. Time is of the essence with respect hereto.

                        6.4.2    Buyer's Closing Payments and Documents.  At Closing, in addition to Buyer's payment to Seller of the Purchase Price, Buyer shall deliver to Seller or Escrow Holder for delivery to Seller, as applicable, the following: (i) two (2) counterparts of the Assignment and Assumption of Leases in substantially the form attached hereto as Exhibit B, duly executed by Buyer; (ii) two (2) counterparts of the Assignment and Assumption of Contracts, Warranties and Permits in substantially the form attached hereto as Exhibit C, duly executed by Buyer; (iii) two (2) counterparts of the Bill of Sale in substantially the form attached hereto as Exhibit E; (iv) subject to the provisions of Section 34 hereof, two (2) counterparts of the Assignment of Inktomi Lease (defined below), duly executed by Buyer's permitted assignee, as tenant; and (v) such other documents and instruments as may be reasonably required by Title Company to consummate the transactions contemplated herein. Buyer's timely making and delivery of the aforesaid funds, documents and information shall be a condition precedent to Seller's obligations under this Agreement. Time is of the essence with respect hereto.

           7.     INTERIM OPERATION OF THE PROPERTY.

                        7.1    Except as otherwise contemplated or permitted by this Agreement or approved by Buyer in writing, from the Agreement Date to the Closing Date, Seller agrees that it will operate, maintain, repair and lease the Property in the ordinary course and consistent with such Seller's past practices and will not dispose of or encumber its Property, except for dispositions of personal property in the ordinary course of business or as otherwise permitted hereunder. Without limiting the foregoing, Seller shall, in the ordinary course, enforce the terms of the Leases in all material respects and perform in all material respects all of landlord's obligations under the Leases (other than Leases that are or that are in process of being terminated due to the tenant's default thereunder). Except for the Legacy Lease Amendment (as defined in Section 33 below), Seller will promptly notify Buyer of proposals to enter into new leases, modifications of leases or any early te rmination of a lease and provide Buyer with a summary of the terms of each such proposal.

                        7.2    At least three (3) business days prior to becoming legally bound with respect to any new lease, agreement or modification of any existing Lease or modification or termination of any other lease or agreement (other than the Legacy Lease Amendment), Seller shall consult with and seek the consent of Buyer, and shall provide reasonable detail to Buyer including, at Buyer's request, copies of the relevant documentation, with respect thereto. Any consent to be given by Buyer pursuant to this Section 7.2 shall not be unreasonably withheld, conditioned or delayed and shall be deemed granted if Buyer does not respond in writing to Seller's request for said consent within three (3) business days thereafter. If prior to the expiration of the Conditions Period Buyer elects to withhold or condition its consent to any of such aforesaid proposed leases, agreements, modifications or terminations, then Seller may elect to terminate this Agreement by delivering written notice thereof to Buyer within three (3) business days after Seller's receipt of Buyer's election notice. In the event of such termination, neither party shall have any further rights or obligations hereunder except for Buyer's Surviving Obligations and Seller's Surviving Obligations.

                        7.3    Except for leases and other agreements entered into in accordance with the provisions of this Section 7, Seller shall not enter into any agreement to create a lien or encumbrance on the Property which will survive the Closing without Buyer's prior written consent; provided, such consent shall not be unreasonably withheld, conditioned or delayed with respect to any utility or similar easement necessary for the operation of the Property. Buyer's consent shall be deemed granted if Buyer does not respond in writing to Seller's request for said consent within three (3) business days thereafter.

          8.    INTENTIONALLY OMITTED.

          9.    SELLER'S MAINTENANCE OF THE PROPERTY.

        Between the Agreement Date and the Closing Date, Seller shall (i) maintain the Property in substantially the same manner as prior hereto in accordance with Seller's normal course of business, subject to reasonable wear and tear and further subject to the occurrence of any damage or destruction to the Property by casualty or other causes or events beyond the control of such Seller; provided, however, that such Seller's maintenance obligations under this Section 9 shall not include any obligation to make capital expenditures or any other expenditures not incurred in Seller's normal course of business; and (ii) continue to maintain its existing insurance coverage. Notwithstanding the foregoing, in the event Seller makes emergency capital expenditures after the Agreement Date to the Property, Seller shall deliver to Buyer promptly following the occurrence of an event that would require Seller to make such emergency capital expenditure, a wr itten notice describing in reasonable detail the nature and cost of such emergency capital expenditure, and Buyer shall be obligated to reimburse Seller for such emergency capital expenditures to the extent tenants are required to pay such costs under the terms of the Leases, and the Purchase Price payable at the Closing shall be increased by an amount equal to the amount spent by Seller in respect of such emergency capital expenditure. For purposes of this Agreement, "emergency capital expenditures" shall mean any emergency capital expenditures performed by Seller that are reasonably necessary to prevent an immediate threat to the health or safety of any person or to prevent or remedy an imminent breach by Seller under a Lease. Subject to the provisions of Section 7 hereof, prior to the Closing Date, Seller shall have the right, but not the obligation (except to the extent that Seller's failure to act shall constitute a waiver of such rights or remedies), to enforce the rights and remedies of the landlord under any Lease, by summary proceedings or otherwise, and to apply all or any portion of any security deposits then held by Seller toward any loss or damage incurred by Seller by reason of any defaults by any tenant, provided, that with respect to any application by Seller of tenant security deposits held by Seller, the Seller will deliver, in connection with any such application, written notice to the affected tenant(s) indicating that their security deposits have been or are being so applied. Seller shall provide Buyer with written notice of any action taken by Seller pursuant to the foregoing provisions.

        10.    CASUALTY AND CONDEMNATION.

         In the event there is any damage to the Real Property or destruction of any improvement thereon or condemnation of any portion of the Property after the Agreement Date, Buyer shall be required to purchase the Property with a credit against the Purchase Price otherwise payable hereunder equal to the amount of any insurance proceeds or condemnation awards actually collected by Seller prior to the Closing as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible or any uninsured amount or retention, less (a) any sums expended by Seller prior to the Closing for the restoration or repair of the Property (and the amount of which sums expended for restoration or repair shall, subsequent to the Approval Date, be subject to Buyer's approval, not to be unreasonably withheld, delayed, or conditioned) and/or (b) any reasonable sums expended by Seller prior to the Closing in collecting such insuranc e proceeds or condemnation awards. Seller agrees that it will maintain its present casualty insurance policy with respect to the Property in full force and effect until the Closing. If the insurance proceeds or condemnation awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Buyer, except to the extent needed to reimburse Seller for sums it expended prior to the Closing for the restoration or repair of the Property or in collecting such insurance proceeds or condemnation awards.

        Notwithstanding the foregoing, if the Property is damaged or destroyed by a casualty or is condemned, to the extent that the cost of repair or restoration to substantially the same condition existing prior to such casualty (or, in the case of a condemnation, the value of the Property or portion thereof so condemned) would exceed an amount equal to five percent (5%) of the Purchase Price, then Seller shall give Buyer prompt notice thereof and the Buyer may, at its option to be exercised by delivery of written notice to Seller within five (5) business days of Seller's notice to the Buyer of the occurrence of such casualty or condemnation, elect not to purchase the Property under this Agreement. If Buyer so duly elects not to purchase the Property, this Agreement shall terminate, the Deposits (to the extent then made) shall be returned to Buyer and neither party shall have any further rights or obligations under this Agreement other than Buyer 's Surviving Obligations and Seller's Surviving Obligations. Any dispute as to the costs of such repair or restoration or value of a condemned portion of the Property shall be referred to a licensed architect jointly selected by Buyer and Seller for resolution, and the determination of such architect, which shall be made within a period of twenty (20) days after such submittal by the parties, shall be final, conclusive and binding on the parties. If the parties fail to agree upon the identity of such architect within five (5) business days after either party has notified the other of its choice of architect, then either party may at any time thereafter apply to a court of competent jurisdiction to appoint immediately such architect. The fees and expenses of such architect shall be paid equally by Buyer and Seller, and the parties shall cooperate with such architect by providing such information as such architect may reasonably require to resolve the dispute. If Buyer does not elect, in writing, not to pu rchase the Property, Buyer shall be obligated to consummate the purchase of the Property as required by the terms hereof.

        11.    LIMITED LIABILITY.

        Buyer on its own behalf and on behalf of its agents, members, partners, employees, representatives, related and affiliated entities, successors and assigns (collectively, the "Buyer Parties") hereby agrees that in no event or circumstance shall any of the members, partners, employees, representatives, officers, directors, agents, property management company, affiliated or related entities of Seller or Seller's property management company, namely Legacy Partners Commercial, Inc. (formerly known as Lincoln Property Company Management Services, Inc. and LPC MS, Inc.), have any personal liability under this Agreement, or to any of Buyer's creditors, or to any other party in connection with the Property .

        12.    RELEASE.

Buyer on its own behalf and on behalf of each of the Buyer Parties hereby agrees that each of Seller, Seller's partners or members, as the case may be, and each of their partners, members, trustees, directors, officers, employees, representatives, property managers, independent contractors, asset managers, agents, attorneys, affiliated and related entities, heirs, successors and assigns (collectively, the "Releasees") shall be, and are hereby, fully and forever released and discharged from any and all liabilities, losses, claims (including third party claims), demands, damages (of any nature whatsoever), causes of action, costs, penalties, fines, judgments, attorneys' fees, consultants' fees and costs and experts' fees (collectively, the "Claims") with respect to any and all Claims, whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with the Property including, without limitation, the physical, environmental and structural condition of the related Real Property or any law or regulation applicable thereto, including, without limitation, any Claim or matter (regardless of when it first appeared) relating to or arising from (i) the presence of any environmental problems, or the use, presence, storage, release, discharge, or migration of Hazardous Materials on, in, under or around the Property regardless of when such Hazardous Materials were first introduced in, on or about the Property, (ii) any patent or latent defects or deficiencies with respect to the Property, (iii) any and all matters related to the Property or any portion thereof, including without limitation, the condition and/or operation of the Property and each part thereof, (iv) the presence, release and/or remediation of asbestos and asbestos containing materials in, on or about the Property regardless of when such asbestos and asbestos containing materials were first introduced in, on or about the Property, and (v) any and all obligations and liabilities of Seller, as landlord, to the extent arising or occurring on or after the Closing Date under or with respect to the Inktomi Lease. Buyer hereby waives and agrees not to commence any action, legal proceeding, cause of action or suits in law or equity, of whatever kind or nature, including, but not limited to, a private right of action under the federal superfund laws, 42 U.S.C. Sections 9601 et seq. and California Health and Safety Code Sections 25300 et seq. (as such laws and statutes may be amended, supplemented or replaced from time to time) , directly or indirectly, against the Releasees or their agents in connection with Claims described above and expressly waives the provisions of Section 1542 of the California Civil Code which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR

and all similar provisions or rules of law. Buyer elects to and does assume all risk for such Claims heretofore and hereafter arising, whether now known or unknown by Buyer. Notwithstanding anything to the contrary contained in this Section 12, the aforementioned release shall not include any Claims arising out of (i) the entry into or performance of this Agreement by Seller or (ii) any fraud on the part of Seller or the intentional concealment by Seller of any material adverse fact with respect to the Property actually known by Seller. In this connection and to the greatest extent permitted by law, Buyer hereby agrees, represents and warrants that Buyer realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the waivers an d releases herein have been negotiated and agreed upon in light of that realization and that Buyer nevertheless hereby intends to release, discharge and acquit Seller from any such unknown Claims, debts, and controversies which might in any way be included as a material portion of the consideration given to Seller by Buyer in exchange for Seller's performance hereunder. Without limiting the foregoing, if Buyer has actual knowledge of (a) a default in any of the covenants, agreements or obligations to be performed by Seller under this Agreement and/or (b) any breach or inaccuracy in any representation of Seller made in this Agreement, and Buyer nonetheless elects to proceed to Closing, then, upon the consummation of the Closing, Buyer shall be conclusively deemed to have waived any such default and/or breach or inaccuracy and shall have no Claim against Seller or hereunder with respect thereto. Notwithstanding anything to the contrary herein, Seller shall not have any liability whatsoever to Buyer with resp ect to any matter disclosed to or discovered by Buyer or its agents or representatives prior to the Closing Date.

                Seller has given Buyer material concessions regarding this transaction in exchange for Buyer agreeing to the provisions of this Section 12. Seller and Buyer have each initialed this Section 12 to further indicate their awareness and acceptance of each and every provision hereof. The provisions of this Section 12 shall survive the Closing and shall not be deemed merged into any instrument or conveyance delivered at the Closing.

SELLER'S INITIALS:	BUYER'S INITIALS:

                13.    AS-IS CONDITION OF PROPERTY

                        13.1     Buyer specifically acknowledges, represents and warrants that as of the Agreement Date it presently occupies as tenant under the Inktomi Lease a significant portion of the Improvements. Additionally, Buyer has designed, constructed and installed in the Inktomi Premises certain tenant improvements, additions, equipment, fixtures, furnishings, personal property and trade fixtures. Accordingly, Buyer further acknowledges that as of the Agreement Date, Buyer has full and complete knowledge of the physical condition of the Inktomi Premises and all improvements, additions, trade fixtures, equipment, personal property, fixtures and furnishings situated therein. In addition to the foregoing, Buyer acknowledges and represents that prior to Closing, it and its agents and representatives will have thoroughly inspected the Property and observed the physical characteristics and condition of the Property. By Buyer purchasing the Property and upon the occurrence of the Closing, Buyer waives (except in the event of any fraud on the part of Seller or the intentional c oncealment by Seller of any material adverse fact with respect to the Property actually known by Seller) any and all right or ability to make a claim of any kind or nature against any of the Releasees for any and all deficiencies or defects in the physical characteristics and condition of the Property which would be disclosed by such inspection and expressly agrees to acquire the Property with any and all of such deficiencies and defects and subject to all matters disclosed by Seller herein or in any separate writing with respect to the Property and/or disclosed in and set forth in the NHDS for the Property. Buyer further acknowledges and agrees that except for any representations expressly made by Seller in Section 26 of this Agreement neither Seller or any of Seller's employees, agents or representatives have made any representations, warranties or agreements by or on behalf of Seller of any kind whatsoever, whether oral or written, express or implied, statutory or otherwise, as to any matters concerning the Property, the condition of the Property, the size of the Real Property, the size of the Improvements (including without limitation, any discrepancies in the actual rentable square footage of any leased premises within the Improvements), the present use of the Property or the suitability of Buyer's intended use of the Property. Buyer hereby acknowledges, agrees and represents that the Property is to be purchased, conveyed and accepted by Buyer in its present condition,"AS IS", "WHERE IS" AND "WITH ALL FAULTS," and that no patent or latent defect or deficiency in the condition of the Property whether or not known or discovered, shall affect the rights of either Seller or Buyer hereunder nor shall the Purchase Price be reduced as a consequence thereof. Any and all information and documents furnished to Buyer by or on behalf of Seller relating to the Property shall be deemed furnished as a courtesy to Buyer but without any warranty of any kind from or on behalf of Seller. Buyer hereby represents and warrants to Seller that Buyer has performed an independent inspection and investigation of the Property and has also investigated and has knowledge of operative or proposed governmental laws and regulations including without limitation, land use laws and regulations to which the Property may be subject. Buyer further represents that, except for any representations expressly made by Seller in Section 26 of this Agreement, it shall acquire the Property solely upon the basis of its independent inspection and investigation of the Property, including without limitation, (i) the quality, nature, habitability, merchantability, use, operation, value, marketability, adequacy or physical condition of the Property or any aspect or portion thereof, including, without limitation, structural elements, foundation, roof, appurtenances, access, landscaping, parking facilities, electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances, soils, geology and groundwater, or whether the Real Property lies within a special flood hazard area, an area of potential flooding, a very high fire hazard severity zone, a wildland fire area, an earthquake fault zone or a seismic hazard zone, (ii) the dimensions or lot size of the Real Property or the square footage of the Improvements thereon or of any tenant space therein, (iii) the development or income potential, or rights of or relating to, the Real Property or its use, habitability, merchantability, or fitness, or the suitability, value or adequacy of such Real Property for any particular purpose, (iv) the zoning or other legal status of the Real Property or any other public or private restrictions on the use of the Real Property, (v) the compliance of the Real Property or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or regulatory agency or authority or of any other person or entity (including, without limitation, the American with Disabilities Act), (vi) the ability of Buyer to obtain any necessary governmental approvals, licenses or permits for Buyer's intended use or development of the Real Property, (vii) the presence or absence of Hazardous Materials on, in, under, above or about the Real Property or any adjoining or neighboring property, (viii) the quality of any labor and materials used in any Improvements, (ix) the condition of title to the Real Property, (x) the Leases, Contracts or any other agreements affecting the Real Property or the intentions of any party with respect to the negotiation and/or execution of any lease or contract with respect to the Real Property, (xi) Seller's ownership of the Property or any portion thereof, or (xii) the economics of, or the income and expenses, revenue or expense projections or other financial matters, relating to the operat ion of the Real Property. Without limiting the generality of the foregoing, Buyer expressly acknowledges and agrees that Buyer is not relying on any representation or warranty of Seller, nor any member partner, officer, employee, attorney, property manager, agent or broker of Seller, whether implied, presumed or expressly provided at law or otherwise, arising by virtue of any statute, common law or other legally binding right or remedy in favor of Buyer except as expressly provided in Section 26 below. Buyer further acknowledges and agrees that Seller is not under any duty to make any inquiry regarding any matter that may or may not be known to the Seller or any member, partner, officer, employee, attorney, property manager, agent or broker of Seller.

SELLER'S INITIALS:	BUYER'S INITIALS:

                        13.2    Except as may otherwise be required to be performed by Seller under the provisions of Section 9 hereof, any reports, repairs or work required by Buyer are the sole responsibility of Buyer, and Buyer agrees that there is no obligation on the part of Seller to make any changes, alterations or repairs to the Property or to cure any violations of law or to comply with the requirements of any insurer. Buyer is solely responsible for obtaining any certificate of occupancy or any other approval or permit necessary for transfer or occupancy of the Property and for any repairs or alterations necessary to obtain the same, all at Buyer's sole cost and expense. The provisions of this Section 13 shall survive the Closing and shall not be deemed merged into any instrument or conveyance delivered at the Closing.

                14.    PRORATIONS AND RENT ARREARAGES.

                        14.1    At Closing, all rents actually paid and collected, and any other charges owing and which have been collected by Seller for or in respect of the month in which the Closing occurs shall be prorated as of and through the Closing Date on the basis of a 365-day year, and the prorated amount attributable to the period following the Closing shall either be paid to Buyer at the Closing or credited against the Purchase Price, at Seller's option. Any CAM and other charges and expenses payable by the tenants under the Leases (collectively, the "Tenant Charges") on an estimated basis shall be reconciled against actual charges and expenses as of and at the Closing, to the extent then possible, and Seller shall provide a proposed reconciliation for Buyer's approval. Seller shall have a period of ninety (90) days following the actual Closing Date to provide Buyer with a final reconciliation of Tenant Charges. If the final reconciliation shows that Seller owes Buyer additional sums, Seller shall deliver such amount to Buyer together with the delivery of the final reconciliation of the Tenant Charges. If the final reconciliation shows that Buyer owes Seller additional sums, Buyer shall pay such amount to Seller within ten (10) days after Buyer's receipt of the final reconciliation. Other than as set forth above, there shall not be any further reconciliation of such Tenant Charges after the final reconciliation thereof, the proration of such Tenant Charges pursuant to the final reconciliation being conclusively presumed to be accurate. After the final reconciliation of the Tenant Charges is made by and between the parties, Buyer shall be solely liable and responsible to the tenants for such reconciliation of Tenant Charges under the Leases. The foregoing covenants made by the parties with respect to the final reconciliation of the Tenant Charges shall survive the Closing.

                        14.2    In addition, to the extent not paid directly by any tenants of the Property or reimbursed by tenants as part of the Tenant Charges, real property taxes and assessments, water, sewer and utility charges and amounts payable under the Approved Contracts (calculated on the basis of the period covered), and other expenses normal to the operation and maintenance of the Property shall be prorated as of and through the Closing Date on the basis of a 365-day year.

                        14.3    At the Closing, Seller shall credit against the Purchase Price the amount equal to the aggregate of all security deposits paid by the tenants under the Leases and received by Seller in connection with the Leases, to the extent Seller has not already returned or applied any of such security deposits. At Closing, Seller shall either return or destroy, as directed by Buyer in writing, that certain Letter of Credit delivered by Buyer, as tenant, to Seller, as landlord, in accordance with the provisions of the Letter of Credit Rider to the Inktomi Lease. Buyer shall use commercially reasonable efforts after the Closing to attempt to collect any delinquent or other rental and reimbursable Tenant Charges and other expense arrearages attributable to the period prior to the Closing. After deduction of Buyer's out-of-pocket costs to collect same, Buyer shall promptly account to Seller and shall immediately reimburse Seller for all rents, expense reimbursem ents, Tenant Charges and other charges received by Buyer after the Closing which apply to any period prior to the Closing to the extent Seller has not already been paid for or credited with such sums. With respect to any rent or Tenant Charges arrears arising under any of the Leases, Seller shall have the right to attempt to collect such pre-closing delinquent rental obligations (including without limitation, all Tenant Charges) and Buyer will cooperate with Seller in such regard, at no cost to Buyer, provided that Buyer shall not be required to declare a default against such tenants under such Leases for such pre-closing delinquent rental obligations (including without limitation, all taxes and Tenant Charges). Notwithstanding the foregoing, after the Closing Seller shall not bring an action against any tenant under any of the Leases while such tenants are tenants of any portion of the Property which would seek to terminate any such tenant's lease. The provisions of this Section 14 shall survive the Clos ing.

                15.    CLOSING COSTS.

                Except as expressly set forth herein, all costs associated with the transfer of title and the associated escrow shall be in accordance with the customary practices in San Mateo County. Seller shall pay the documentary county transfer taxes. At Closing, Buyer shall obtain from the Title Company a CLTA Owner's Policy of Title Insurance in the amount of the Purchase Price insuring fee simple title to the Property in Buyer (the "CLTA Title Policy"). Buyer may elect to cause the Title Company to issue an ALTA Owner's Policy of Title Insurance (Form 1992) and if Buyer so elects in writing, Buyer shall timely provide the Title Company with an insurable ALTA Survey of the Property (and as is reasonably acceptable to the Title Company), at Buyer's sole cost and expense (the "ALTA Policy"). At Closing, Buyer shall pay the premium charged by the Title Company for the CLTA Title Policy, and if Buyer so elects, any and all costs and incremental premiums or other charges related to the ALTA Policy (including all endorsements thereto), the recording fees, and the escrow fees. Each party shall be solely responsible for its own legal fees and costs.

                16.    BROKERS.

                        16.1    Brokerage Commission. Seller and Buyer respectively represent that there are no brokers or other intermediaries entitled to receive brokerage commissions or fees or other compensation out of or with respect to the sale of the Property except for BT Commercial ("BT") and Cushman & Wakefield (collectively, the "Brokers"). At Closing, and only if the Closing actually occurs, Seller shall pay to the Brokers a brokerage commission, the amount of which shall be as specified in separate agreements between Seller and the Brokers. Seller and Buyer shall indemnify and save and hold each other harmless from and against all claims, suits, damages and costs incurred or resulting from the claim of any person, except the Brokers (payment of the Brokers being Seller's responsibility), that a commission, fee or remuneration is due in connection with this transaction pursuant to a written agreement made with said claimant. The provisions of this Section 16.1 shall survive the Closing or any termination of this Agreement.

                        16.2    Separate Representation. Seller and Buyer hereby acknowledge and agree that (i) BT is the broker representing only Buyer in connection with this transaction and (ii) Cushman & Wakefield is the broker representing only Seller in connection with this transaction.

                17.    NOTICES.

                Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by U.S. mail, registered or certified, return receipt requested, postage prepaid, or by overnight delivery service showing receipt of delivery, or by personal delivery, or by facsimile transmission. Such notices shall be sent to the parties at the following addresses, or such other address as may otherwise be indicated by any such party in writing.

If to Seller:	c/o Legacy Partners Commercial, Inc.
4000 East Third Avenue, Sixth Floor
Foster City, California 94404
Attention: Mr. Robert Phipps and Ms. Darleen Barnes
Phone number: 650-571-2200
Facsimile number: 650-235-2589 and 650-572-9527

with a copy to:	Whitehall Street Real Estate Limited Partnership
85 Broad Street
New York, New York 10004
Attention: Mr. Adam Brooks
Facsimile number: 212-357-5505

and a copy to:	Whitehall Street Real Estate Limited Partnership
100 Crescent Court, Suite 1000
Dallas, Texas 75201
Attention: Mr. Paul Milosevich
Phone number: 214-855-6364
Facsimile number: 214-855-6305

and a copy to:	Real Estate Law Group, LLP
2330 Marinship Way, Suite 211
Sausalito, California 94965
Attention: Ann Shores, Esquire and John Willsie, Esquire
Phone number: 415-331-2555
Facsimile number: 415-331-7272

If to Buyer:	Inktomi Corporation
4100 East Third Avenue
Foster City, California 94404
Attention: Mr. Tom Masles
Phone number: 650-653-3139
Facsimile number: 650-653-2801

with a copy to:	Crosby, Heafey, Roach & May
Two Embarcadero Center, Suite 2000
San Francisco, California 94111
Attention: Charles Seaman, Esquire
Phone number: 415-659-5910
Facsimile number: 415-391-8269

Notices as aforesaid shall be effective upon the earlier of actual receipt, or twenty-four (24) hours after deposit with the messenger or delivery service, or the next business day after delivery to an overnight delivery service, or within three (3) days after the deposit in the U.S. mail, or upon confirmation of transmission by facsimile, or when receipt is refused.

                18.    ENTIRE AGREEMENT.

                This Agreement constitutes the entire understanding of the parties with respect to the sale and acquisition of the Property and all prior agreements, representations, and understandings between the parties, whether oral or written, are deemed null and void, all of the foregoing having been merged into this Agreement. The parties acknowledge that each party and/or its counsel have reviewed and revised this Agreement and that no rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall be employed in the interpretation or enforcement of this Agreement or any amendments or exhibits to this Agreement or any document executed and delivered by either party in connection with this Agreement.

                19.    ASSIGNMENT.

                Buyer may not assign its rights, obligations and interest in this Agreement to any other person or entity, without first obtaining Seller's prior written consent thereto, which consent may be given or withheld in Seller's sole and absolute discretion, except that Buyer may assign its interest in and to this Agreement and the Property so long as (i) the assignee of Buyer assumes all of Buyer's obligations under this Agreement and agrees to timely perform same pursuant to an assignment agreement in form reasonably acceptable to Seller, (ii) Buyer delivers to Seller at least ten (10) business days prior to the Closing (a) written notice of said proposed assignment and (b) a copy of the draft of the assignment agreement for Seller's reasonable approval, and (iii) the assignee of Buyer unconditionally ratifies and remakes all covenants, indemnities, representations and warranties of Buyer made in or in connection with this Agreement, all of the foregoing for the express benefit and reliance of Seller. No assignment shall relieve Buyer from any liability or its obligations under or in connection with this Agreement. Any attempted assignment not in compliance with the provisions of this Section 19 shall be null and void. This Agreement shall inure to the benefit of and be binding upon the parties to this Agreement and their respective successors and permitted assigns.

                20.    SEVERABILITY.

                If for any reason, any provision of this Agreement shall be held to be unenforceable, it shall not affect the validity or enforceability of any other provision of this Agreement and to the extent any provision of this Agreement is not determined to be unenforceable, such provision, or portion thereof, shall be, and remain, in full force and effect.

                21.    CALIFORNIA LAW.

                This Agreement shall be governed by, and construed in accordance with, the laws of the State of California.

                22.    MODIFICATIONS/SURVIVAL.

                Any and all exhibits attached hereto shall be deemed a part hereof. This Agreement, including exhibits, if any, expresses the entire agreement of the parties and supersedes any and all previous agreements between the parties with regard to the sale and acquisition of the Property. There are no other understandings, oral or written, which in any way alter or enlarge its terms, and there are no warranties or representations of any nature whatsoever, either expressed or implied, except as may expressly be set forth herein. At the Closing all of Seller’s representations made herein shall be deemed merged into the Grant Deed and shall be of no further force or effect. Any and all future modifications of this Agreement will be effective only if it is in writing and signed by the parties hereto. The terms and conditions of such future modifications of this Agreement shall supersede and replace any inconsistent provisions in this Agreement.

                23.    CONFIDENTIALITY.

                Buyer agrees that, (a) except as otherwise provided or required by valid law, (b) except to the extent Buyer considers such documents or information reasonably necessary to prosecute and/or defend any claim made with respect to the Property or this Agreement, and (c) except to the extent reasonably necessary to deliver such documents or information to Buyer's or its lender’s employees, paralegals, attorneys and/or consultants in connection with Buyer's evaluation of this transaction, (i) Buyer and Buyer's agents, consultants, representatives, attorneys, employees, successors and assigns (collectively, the "Buyer's Representatives"), shall use all diligent efforts to keep the contents of any materials, reports, documents, data, test results, and other information related to the transaction contemplated hereby, including without limitation, the Due Diligence Materials and all information regarding Buyer's acquisition or ownership of the Property strictly confidential, (ii) Buyer and Buyer's Representative s shall keep and maintain the contents of this Agreement, including without limitation, the amount of consideration being paid by Buyer for the Property strictly confidential, and (iii) Buyer and Buyer's Representatives shall refrain from generating or participating in any publicity or press release regarding this transaction without the prior written consent of Seller. Buyer acknowledges that significant portions of the Due Diligence Materials are proprietary in nature and that Seller would suffer significant and irreparable harm in the event of the misuse or disclosure of the Due Diligence Materials. Without affecting any other rights or remedies that either party may have, Buyer acknowledges and agrees that Seller shall be entitled to seek the remedies of injunction, specific performance and other equitable relief for any breach, threatened breach or anticipatory breach of the provisions of this Section 23 by Buyer or any of Buyer's Representatives. The provisions of this Section 23 shall survive any termination of this Agreement but shall not survive the Closing.

                24.    COUNTERPARTS.

                This Agreement may be executed in counterparts. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. Buyer and Seller agree that the delivery of an executed copy of this Agreement by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Agreement had been delivered.

                25.    DISPUTE COSTS.

                In the event any dispute between the parties with respect to this Agreement result in litigation or other proceeding, the prevailing party shall be reimbursed by the party not prevailing in such proceeding for all reasonable costs and expenses, including, without limitation, reasonable attorneys' and experts' fees and costs incurred by the prevailing party in connection with such litigation or other proceeding and any appeal thereof. Such costs, expenses and fees shall be included in and made a part of the judgment recovered by the prevailing party, if any. The provisions of this Section 25 shall survive any termination of this Agreement or the Closing.

                26.    SELLER'S REPRESENTATIONS.

                Seller hereby represents to Buyer that the following matters are true and correct as of the date of execution of this Agreement and shall, except as otherwise disclosed in writing by Seller to Buyer, be true and correct as of the Closing:

                        26.1    Seller is a limited partnership, duly formed, validly existing and in good standing under the laws of the State of Delaware.

                        26.2    This Agreement and all documents executed by Seller that are to be delivered to Buyer at Closing (i) are, or at the time of Closing will be, duly authorized, executed and delivered by Seller, (ii) do not, and at the time of Closing will not, violate any provision of any judicial order to which Seller is a party or to which Seller or the Property is subject and (iii) constitute (or in the case of closing documents will constitute) a valid and legally binding obligation of Seller. Seller has full and complete power and authority to enter into this Agreement and, subject to obtaining any consents or waivers required to be obtained prior to Closing, to perform its obligations hereunder.

                  26.3    Except as set forth in the materials delivered to Buyer or made available to Buyer pursuant to Section 4 above, or as otherwise disclosed in writing by Seller to Buyer prior to Closing, (i) there are no pending or, to Seller's actual knowledge, threatened legal proceedings or administrative actions of any kind or character materially and adversely affecting the Property or Seller's interest therein, and (ii) Seller has not received written notice of any special assessment proceedings affecting the Property.

23

                   26.4    Except as set forth in the materials delivered to Buyer or made available to Buyer pursuant to Section 4 above, or as otherwise disclosed in writing by Seller to Buyer prior to Closing, Seller has received no written notice from any city, county, state or other government authority of any violation of any statute, ordinance, regulation, or administrative or judicial order or holding, whether or not appearing in public records, with respect to the Property, which violation has not been corrected.

                  26.5    Except as set forth in the materials delivered to Buyer or made available to Buyer pursuant to Section 4 above, or as otherwise disclosed in writing by Seller to Buyer prior to Closing, Seller has received no written notice from any city, county, state or other government authority (i) of any order or directive requiring any work of repair, maintenance or improvement be performed on the Property, or (ii) relating to defects in the Improvements or relating to noncompliance with any applicable building code or restriction that has not been corrected, or relating to any threat of impending condemnation.

                  26.6    To Seller's actual knowledge, and except as set forth in the materials delivered to Buyer or made available to Buyer pursuant to Section 4 above, or as set forth in the tenant estoppel certificates delivered to Buyer pursuant to Section 4.2.1.1 above, or as otherwise specifically disclosed in writing to Buyer prior to Closing, (i) the Leases are in full force and effect and have not been modified in any material manner, and (ii) there are no current defaults in the performance of the obligations of any party under the Leases. Additionally, to Seller's actual knowledge, (a) there are no outstanding assignments by Seller of Seller's interest in the Leases, and (b) there are no other leases, service contracts, maintenance agreements or other agreements with respect to the Property other than those delivered to or made available to Buyer pursuant to the provisions hereof.

                  26.7    The materials delivered to Buyer or made available to Buyer pursuant to Section 4 above contain true, correct and complete copies of all Leases, all material Contracts and all material environmental and structural reports to the extent in the actual possession of Seller or its property manager's possession or under their immediate control and, to Seller's actual knowledge, said materials delivered to or otherwise made available to Buyer under this Agreement by Seller contain complete copies of the documents in Seller's possession or its property manager's possession or under their immediate control. Notwithstanding anything contained herein to the contrary, Seller is only delivering and making available said materials to the extent currently in Seller's possession or its property manager's possession or under their immediate control, and Seller shall not be required to prepare or obtain any information, document, report or survey. Seller is not making any express or implied representation as to the accuracy or thoroughness of the contents of any of said materials or of the ability of Buyer to rely on any of said materials. This representation shall not be deemed breached by virtue of any new leases or new agreements entered into after the Agreement Date in accordance with the provisions of Section 7 hereof.

                        26.8    Foreign Person. Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code, as amended.

                Buyer and Seller each specifically acknowledge and agree that all references in this Agreement, in any of the exhibits attached hereto and in any document, certificate or statement to be delivered by Seller to Buyer hereunder to the phrases "to Seller's actual knowledge," or "known to Seller" (whether used in the phrase "to the actual knowledge of Seller," "actually known to Seller," "Seller's knowledge," or in similar or other contexts) (1) shall mean the actual (not constructive or imputed) personal knowledge of Mr. Robert Phipps, Mr. Steve Dunn, Ms. Laura de Flores, Mr. Allen Palmer, and Mr. Barry DiRaimondo (collectively, the "Seller's Personnel"); (2) shall in no case mean or refer to the actual or constructive knowledge of any other employee, partner, member, officer, director, agent, trustee or member, partner, representative or employee of a partner, member, officer, director, agent or other representative of Seller or any investment advisor, attorney, management company, contractor or representative of Seller (together with Seller's Personnel, the "Seller Representatives"); and (3) shall in no event or circumstance impose upon Seller or any of the Seller Representatives any duty or obligation to verify, inquire or make any independent inquiry or investigation of any such representation, warranty or statement, or to otherwise investigate the facts or circumstances relating or otherwise pertinent thereto. Buyer further acknowledges and agrees that none of the Seller Representatives shall be personally liable, or otherwise have any personal liability, under or in connection with this Agreement, including without limitation, in connection with any of the representations, warranties or statements made in connection with, or pursuant to, this Agreement. Notwithstanding anything to the contrary contained herein, the foregoing representations of Seller made hereinabove shall not survive the Closing and shall be deemed merged into the Grant Deed at the Closing, it being the intention of the parties that Buyer acquire the Property at the Closing "AS IS", "WHERE IS" and "WITH ALL FAULTS" and Buyer shall have no right to rely on, and Seller shall have no liability with respect to, any representation or warranty (including any future certification or statement, actually or deemed made, as to representations or warranties) which Buyer actually knows to be inaccurate or untrue at the time such representation or warranty is given, or deemed to be given or remade.

        In the event a change of circumstances occurs through no fault of Seller on or prior to the Closing Date which causes any of Seller's representations set forth in this Section 26 above to become untrue, Seller shall promptly notify Buyer of same, in writing (in each instance) (the "Representation Notice"), and thereafter Seller shall have a period of five (5) business days from the date of the discovery of such change of circumstances to cure such untrue fact or condition (and the Closing Date shall, to the extent applicable, be extended to accommodate such cure period), provided the cost to cure such untrue representation(s) is quantifiable and does not, in the aggregate, exceed the sum of Five Hundred Thousand Dollars ($500,000) to cure, in which event Seller hereby agrees to expend an amount not to exceed One Hundred Thousand Dollars ($100,000) to cure such untrue representation(s). Notwithstanding the foregoing, in the event the cost to cure such untrue representation(s) is not quantifiable or is in excess of Five Hundred Thousand Dollars ($500,000) to cure and Seller elects in the Representation Notice not to cure same, Buyer shall have the right, as Buyer's sole and exclusive remedy hereunder, to either (1) terminate this Agreement by delivering written notice to Seller within two (2) business days after Buyer's receipt of the Representation Notice, in which case, this Agreement shall terminate and be of no further force or effect and the parties hereto shall have no further obligations to the other except for the Buyer's Surviving Obligations and Seller's Surviving Obligations, and except that the Deposits (to the extent made) shall be returned to Buyer or (2) waive the foregoing right of termination and close the transaction contemplated by this Agreement, in which case, Seller shall have no liability whatsoever on account of the inability of Seller to cure such untrue representation contained in this Section 26.

          27.    BUYER'S REPRESENTATIONS.

               Buyer hereby represents and warrants to Seller that Buyer is a corporation, duly formed, validly existing and in good standing under the laws of the State of Delaware. Buyer further represents and warrants that this Agreement and all documents executed by Buyer that are to be delivered to Seller at

Closing (a) are, or at the time of Closing will be, duly authorized, executed and delivered by Buyer, (b) do not, and at the time of Closing will not, violate any provision of any judicial order to which Buyer is a party or to which Buyer is subject and (c) constitute (or in the case of closing documents will constitute) a valid and legally binding obligation of Buyer. Buyer further represents and warrants to Seller that Buyer has full and complete power and authority to enter into this Agreement and, subject to obtaining any consents or waivers required to be obtained prior to Closing, to perform its obligations hereunder. Buyer hereby further represents and warrants to Seller that (i) Buyer is not presently the subject of a bankruptcy, insolvency or probate proceedings and Buyer does not anticipate nor intend to file or cause to be filed any bankruptcy or insolvency proceeding involving Buyer or Buyer's assets during the pendency of this Agreement, (ii) Buyer is a sophisticated investor with substantial experience in investing in assets of the same type as the Property and has such knowledge and experience in financial and business matters that Buyer is capable of evaluating the merits and risks of an investment in the Property, (iii) Buyer is represented by competent counsel, (iv) Buyer shall furnish all of the funds for the purchase of the Property (other than funds supplied by institutional lenders which will hold valid mortgage liens against the Property) and such funds will not be from sources of funds or properties derived from any unlawful activity, (v) prior to Closing, Buyer and its agents will have thoroughly inspected the Property, fully observed the physical characteristics and condition of the Property, and performed a thorough investigation of the suitability of Buyer's intended use of the Property, including without limitation, the suitability of the topography; the availability of water rights or u tilities; any natural hazard of any kind or nature, including without limitation, flood hazard, earthquake fault or seismic hazard, or forest fire risk or hazard; the present and future zoning, subdivision and any and all other land use matters; the condition of the soil, subsoil or groundwater of the Property and any and all other environmental matters; the purpose(s) to which the Property is suited; drainage; flooding; access to public roads; and proposed routes or roads or extensions relative to the Property, (vi) Buyer acknowledges and confirms that, as of the date of Buyer's receipt of the NHDS, Buyer has received, read and understood the NHDS for the Property and agrees to accept the Property with all matters reflected, disclosed and set forth in the NHDS for the Property, and (vii) Buyer understands it will have no recourse whatsoever against Seller or any of the other Releasees except as otherwise expressly set forth in this Agreement. The foregoing representations and warranties of Buyer shall survi ve the Closing.

        28.    TIME OF THE ESSENCE; AND BUSINESS DAYS.

                  Time is of the essence in the performance of each of the parties' respective obligations contained herein. Unless the context otherwise requires, all periods terminating on a given day, period of days, or date shall terminate at 5:00 p.m. (Pacific Time) on such date or dates and references to "days" shall refer to calendar days except if such references are to "business days" which shall refer to days which are not a Saturday, Sunday or legal holiday. Notwithstanding the foregoing, if any period terminates on a Saturday, Sunday or legal holiday, under the laws of the State of California, the termination of such period shall be on the next succeeding business day. The time in which any act provided under this Agreement is to be done, shall be computed by excluding the first day and including the last day, unless the last day is a Saturday, Sunday or legal holiday under the laws of the State of California, and then it is also so excluded.

        29.    AGREEMENT DATE.

                 The parties hereby covenant and agree that the "Agreement Date" shall be the date on which the Escrow Holder confirms in writing to both Seller and Buyer that the Escrow Holder has actually received from both parties two (2) signed and initialed original counterparts of this Agreement and the Escrow Holder is in a position to release to each of the parties a fully executed original of this Agreement signed and initialed in counterparts. The Escrow Holder shall insert such date in each original counterpart of this Agreement on Page 1 hereof. If either party fails to submit two (2) signed and initialed original counterparts of this Agreement to Escrow Holder within five (5) business days after the delivery to Escrow Holder by the other party of two (2) signed and initialed original counterparts of this Agreement, then the party which delivered to Escrow Holder said signed and initialed counterparts of this Agreement may, at its option, withdraw such signed and initialed counterparts therefrom without any obligation to resubmit same to Escrow Holder thereafter.

         30.    NO THIRD PARTY BENEFICIARIES.

         Except as otherwise expressly set forth herein, Seller and Buyer do not intend, and this Agreement shall not be construed, to create a third-party beneficiary status or interest in, nor give any third-party beneficiary rights or remedies to, any other person or entity not a party to this Agreement.

        31.   INTENTIONALLY OMITTED.

        32.   DRAFTS NOT AN OFFER TO ENTER INTO A LEGALLY BINDING CONTRACT.

         The parties hereto agree that the submission of a draft of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Property. The parties shall be legally bound with respect to the purchase and sale of the Property pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a manner acceptable to each of the parties in their respective sole discretion, including without limitation, all of the exhibits hereto, and each of Seller and Buyer have fully executed and delivered (or caused the delivery) to each other a counterpart of this Agreement, including without limitation, all exhibits hereto.

        33.    LEGACY LEASE AMENDMENT.

        The parties agree that as part of this transaction, Seller, as landlord, and Legacy, as tenant, will enter into that certain lease amendment attached hereto as Exhibit H and made a part hereof ("Legacy Lease Amendment"), which Legacy Lease Amendment will modify certain terms and provisions of that certain Lease Agreement dated October 10, 1997, as amended, by and between Seller and Legacy, for those certain premises located at 4000 East Third Avenue, Sixth Floor, Foster City, California, as more particularly described therein. On the Closing Date, Seller shall (i) execute the Legacy Lease Amendment and (ii) cause the execution of the Legacy Lease Amendment by Legacy, and the Legacy Lease Amendment shall be effective as of the Closing Date.

        34.    ASSIGNMENT OF INKTOMI LEASE.

        During the Conditions Period Buyer and Seller shall act reasonably and in good faith to promptly agree upon the form of a separate assignment of lease for the Inktomi Lease (the "Assignment of Inktomi Lease"). Buyer hereby expressly agrees that in the Assignment of Inktomi Lease, Buyer, as tenant, will confirm, ratify and agree, for Seller's express benefit, as landlord thereunder, that certain of Buyer's obligations thereunder shall survive any such assignment of the Inktomi Lease.

        35.    PURCHASE OPTION TERMINATION.

        Buyer acknowledges and agrees that if, for any reason whatsoever (except Seller's default), the transaction contemplated by this Agreement fails to close escrow, that certain Option to Purchase/Rights of First Offer to Purchase Rider (the "Purchase Rider") to the Inktomi Lease, and all provisions in the Inktomi Lease with respect to such purchase options and rights of first offer to purchase, shall terminate and be of no further force or effect from and after the date of said termination. In the event of such termination of the Purchase Rider and all purchase options and rights of first offer to purchase specified therein, Buyer shall promptly and timely deliver to Seller (as landlord under the Inktomi Lease) a quitclaim deed, in form acceptable to Seller and Title Company, which Seller shall be authorized to record in the Official Records of San Mateo County at any time after such termination. The foregoing covenants shall survive any termination of this Agreement.

        IN WITNESS WHEREOF the parties have caused this Agreement to be executed as of the day and year first above written.

SELLER:

WHFST Real Estate Limited Partnership,
a Delaware limited partnership

By:	WHFST Gen-Par, Inc.
a Delaware corporation
General Partner
By:

Name:

Title:

BUYER:

Inktomi Corporation,
A Delaware Corporation

By:

Name:

Title:

By:

Name:

Title:

28

EXHIBIT A TO PURCHASE AND SALE AGREEMENT

LEGAL DESCRIPTION OF THE REAL PROPERTY

All that certain real property situated in the City of Foster City, County of San Mateo, State of California, as described as follows:

PARCEL ONE:

Parcel I as created by that certain Lot Line Adjustment No. RS-98-002, recorded October 19, 1998 as Document No. 98169031, Official Records, and further described as follows:

COMMENCING at a point in the Northwesterly line of State Highway Route 92 (200 feet wide) being the Southwesterly corner of a parcel designated "PARCEL 1C" in that certain Final Order of Condemnation, recorded May 12, 1967, in Book 5306 of Official Records at page 220, Records of San Mateo County; thence along said Northwesterly line, North 42° 11' 46" East, 1024.01 feet to the TRUE POINT OF BEGINNING; thence North 47° 48' 14" West, 47.50 feet; thence North 42° 11' 46" East, 55.87 feet; thence North 19° 14' 15" West, 225.61 feet to a point on a non-tangent curve having a radius of 671.00 feet, from which point a radial line bears North 10° 21' 52" West; thence Northeasterly, along said curve to the left through a central angle of 8° 52' 23", an arc distance of 103.91 feet; thence, radial to last said curve, North 19° 14' 15" West, 353.53 feet to a point on the Northerly line of Parcel 2 of Parcel Map No. 39-80, filed for record in Book 52 of Parcel Maps a t pages 42 and 43, Records of San Mateo County; thence along said Northerly line the following seven (7) courses: North 66° 27' 38" East, 74.77 feet; North 62° 34' 48" East 130.91 feet; North 53° 22' 49" East 50.09 feet; North 47° 11' 51" East 125.14 feet; North 32° 12' 03" East 26.25 feet; North 44° 54' 58" East 50.19 feet; and North 55° 44' 31" East 9.79 feet; thence leaving said Northerly line, South 25° 09' 20" East 136.05 feet; thence North 64° 50' 40" East 22.71 feet; thence North 42° 27' 02" East 270.86 feet; Thence North 04° 11' 44" East 52.00 feet to a point in the Northerly line of said Parcel 2 of Parcel Map No. 39-80; thence along said Northerly line the following four (4) courses: South 64° 21' 32" East 27.73 feet; South 85° 48' 16" East 129.85 feet; North 61° 26' 03" East 51.24 feet; and North 68° 58' 30" East 127.02 feet to the most Easterly corner of said Parcel 2 and a point in said Northwesterly line of State highway Rout ce Southwesterly along said Northwesterly line and the Southeasterly line of said Parcel 2 the following three courses: South 42° 27' 02" West 897.25 feet; South 12° 32' 05" West 202.07 feet; and South 42° 11' 16" West 327.25 feet to the TRUE POINT OF BEGINNING.

PARCEL TWO:

Parcel II as created by that certain Lot Line Adjustment No. RS98-002, recorded October 19, 1998 as Document No. 98169031, Official Records of San Mateo County and further described as follows:

COMMENCING at a point in the Northwesterly right of way line of State Highway Route 92 (200 feet wide) being also the most Easterly corner of Parcel 2 of Parcel Map No. 39-80, filed for record in Book 52 of Parcel Maps at pages 42 and 43, Records of San Mateo County; thence Westerly along the Northerly line of said Parcel 2, the following four courses: South 68° 58' 30" West, 127.02 feet; South 61° 26' 03" 51.24 feet; North 85° 48' 16" West 129.85 feet; and North 64° 21' 32" West 27.73 feet to the TRUE POINT OF BEGINNING; thence South 04° 11' 44" West 52.00 feet; thence South 42° 27' 02" West 270.86 feet; thence South 64° 50' 40" West 22.71 feet; thence North 25° 09' 20" West 136.05 feet, to said Northerly line of

Parcel 2 of Parcel Map No. 39-80; thence along said Northerly line North 55° 44' 31" East 242.00 feet and North 88° 14' 15" East 65.03 feet to the TRUE POINT OF BEGINNING.

PARCEL THREE:

Parcel III as created by that certain Lot Line Adjustment No. RS98-002, recorded October 19, 1998 as Document No. 98169031, Official Records of San Mateo County and further described as follows:

BEGINNING at a point in the Southerly line of East Third Avenue (80 feet wide), being also the Northeasterly corner of Parcel 1 of Parcel Map No. 39-80, filed for record in Book 52 of Parcel Maps at pages 42 and 43, Records of San Mateo County; thence along said Southerly line, North 70° 45' 45" East 5.97 feet to a point on a non-tangent curve, from which point a radial line bears North 46° 20' 02" East; thence Easterly, Northerly and Westerly along the right of way line of East Third Avenue, along said non-tangent curve to the left, having a radius of 44.50 feet, through a central angle of 264° 20' 35", an arc distance of 205.31 feet to a point of reverse curvature; thence Westerly, along a reverse curve to the right, having a radius of 49.50 feet, through a central angle of 18° 46' 18", an arc distance of 16.22 feet; thence, tangent to last said curve, South 70° 45' 45" West 16.24 feet to a point on the Northerly extension of the Easterly line of said Parcel 1 of Parcel Map No. 39-80; thence along said extension, North 19° 14' 15" West 22.10 feet to the intersection of the Northerly line of Third Avenue with said extension of said Easterly line; thence along said Northerly line, South 70° 45' 45" West 1,017.61 feet, to the most Westerly corner of Parcel 2 of said Parcel Map No. 39-80; thence along the Northerly line of said Parcel 2, the following thirteen (13) courses: North 49° 55' 43" East 12.25 feet; North 61° 13' 12" East 271.98 feet; North 65° 58' 42" East 49.80 feet; South 86° 22' 18" East 41.20 feet; North 55° 34' 52" East 64.36 feet; North 67° 59' 17" East 50.00 feet; North 59° 27' 28" East 101.12 feet; North 68° 22' 12" East 300.01 feet; North 67° 59' 17" East 50.00 feet; North 73° 41' 53" East 50.25 feet; North 69° 08' 02" East 450.09 feet; North 60° 01' 10" East 50.49 feet; and North 66° 27' 38" East 0.26 feet; thence leaving said Northerly line of Parcel 2, along a radial line South 19° 1 4' 15" East 353.53 feet to a point on a radial curve having a radius of 671.00 feet; thence Westerly along said curve, through a central angle of 8° 52' 23", an arc distance of 103.91 feet to a point on said curve from which point a radial line bears North 10° 21' 52" West; thence South 19° 14' 15" East 225.61 feet; thence South 42° 11' 46" West 55.87 feet; thence South 47° 48' 14" East 47.50 feet to a point in the Northwesterly right of way line of State Highway Route 92 (200 feet wide); thence along said Northwesterly line South 42° 11' 46" West 1024.01 feet to the most Southwesterly corner of a parcel of land designated "PARCEL 1C" in that certain Final Order of Condemnation, recorded May 12, 1967 in Book 5306 of Official Records at page 220, Records of San Mateo County, being also a point in the Southeasterly line of Parcel 1 of Parcel Map No. 44-81, filed for record in Volume 52 of Parcel Maps at pages 47 and 48, Records of San Mateo County; thence along said Southeasterly line, North 39° 54' 19" East 662.49 feet to the Southeasterly corner of Parcel 1 of Parcel Map No. 46-82, filed for record in Volume 53 of Parcel Maps at pages 8 and 9, Records of San Mateo County; thence along the Easterly line of said Parcel 1 of Parcel Map No. 46-82, North 19° 14' 15" West 598.13 feet to the Point of Beginning.

PARCEL FOUR:

A non-exclusive perpetual easement for the purposes of constructing, placing, installing, using, maintaining, operating, reconstructing, replacing, repairing, renewing, and removing an (A) underground eight (8) inch sanitary sewer line, together with any and all improvements appurtenant to such sewer line and/or any other improvements required or necessary, to construct, place, install, use, maintain, operate, reconstruct, replace, repair, renew or remove said sewer line and its appurtenances, and (B) an underground thirty-six (36) inch storm drain line, together with any and all improvements appurtenant to such storm drain line and/or any other improvements required or necessary to construct, place, install, use, maintain, operate, reconstruct, replace, repair, renew or remove said storm drain line and its appurtenances, in, through, over, along, across and under the "Easement Area", more particularly described as follows:

A Strip of land, 15 feet in width, situated in Foster City, County of San Mateo, State of California, being a portion of Parcel 1, as said parcel is shown on Parcel Map No. 46-82, filed for record November 30, 1982, in Book 53 of Parcel Maps at pages 8 and 9, San Mateo County Records, the Southwesterly line of said strip being described as follows:

BEGINNING at the Southwesterly corner of said Parcel 1, said corner being on the Northeasterly line of Lincoln Centre Drive (60' wide) as shown on said map; thence along the Southerly line of said Parcel 1, and the Northeasterly prolongation thereof, North 73° 11' 08" East 530.47 feet to the Northeasterly line of said Parcel 1 and the terminus of said strip.

The Northwesterly line of said strip shall be lengthened or shortened to begin on the Southwesterly line of said Parcel 1 and terminate on said Northeasterly line of said Parcel 1.

The above easement is appurtenant to PARCELS I & II above and was created by that certain Easement Agreement recorded July 15, 1998 as Document No. 98111669, Official Records.

Assessor's Parcel Nos: 094-532-060, 094-532-300, 094-532-320, 094-532-340 and 094-532-350

EXHIBIT B TO PURCHASE AND SALE AGREEMENT

ASSIGNMENT AND ASSUMPTION OF LEASES

        This Assignment and Assumption of Leases (the "Assignment") is made and entered into as of this ____ day of ________, 2000 ("Assignment Date"), by and between WHFST Real Estate Limited Partnership, a Delaware limited partnership ("Assignor"), and Inktomi Corporation, a Delaware corporation ("Assignee"), with reference to the following facts.

RECITALS

        A.     Assignor and Assignee are parties to that certain Purchase and Sale Agreement, made and entered into as of June __, 2000 (the "Purchase Agreement"), pursuant to which Assignor agreed to sell to Assignee, and Assignee agreed to purchase from Assignor that certain improved and unimproved real property located at, and contiguous to, 4000 and 4100 East Third Avenue, Foster City, California, as legally described in Exhibit A attached hereto and made a part hereof (collectively, the "Real Property") together with all (i) improvements, structures and fixtures (other than trade fixtures) (collectively, the "Improvements") and personal property (the "Personal Property") actually owned by Assignor (if any) located in, on or about the Real Property or the Improvements and actually used in the operation of the Improvements, and (ii) easements, appurtenances, rights and privileges actually belonging thereto (collectively, the “Appurtenances”). The Real Property, the Improvements, the Personal Property and the Appurtenances are collectively referred to herein as the "Property."

        B.     Assignor has previously entered into certain leases of the Property, as more particularly described in Schedule 1 attached hereto and made a part hereof (collectively, the "Leases").

        C.     Assignor presently has security deposits from the tenants under the Leases in the amounts set forth in Schedule 2 attached hereto and made a part hereof (collectively, the "Security Deposits").

        D.     Assignee has acquired fee title to the Property from Assignor on the Assignment Date. Assignor now desires to assign and transfer to Assignee all of Assignor's rights and interests in and to, and obligations under, the Leases and the Security Deposits, and Assignee desires to assume all of Assignor's rights, title, interests and obligations in, to and under the Leases and the Security Deposits, as set forth herein.

        NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

        1.     Assignment and Assumption. Effective as of the Assignment Date, Assignor hereby grants, transfers, conveys, assigns and delegates to Assignee all of the rights, interests and obligations of Assignor in, to and under the Leases and the Security Deposits. Assignee hereby accepts such assignment and delegation by Assignor and expressly and unconditionally assumes and covenants to keep, perform, fulfill and discharge (i) all of the terms, covenants, conditions and obligations required to be kept, performed, fulfilled and discharged by Assignor as landlord in and under the Leases and with respect to the Security Deposits, and (ii) all of the covenants, terms and obligations required to be kept, performed, fulfilled and discharged by Assignor with respect to the payment and/or provision of those certain tenant improvement costs, tenant improvement allowances and leasing commissions in the amounts and as more particularly set forth in Schedule 3 attached hereto (collectively, the "Leasing Costs"). Notwithstanding the foregoing or anything to the contrary contained herein, Assignor shall retain all rights, title and interest in and to all rentals and other amounts payable by the tenants under the Leases for the period of time prior to the Assignment Date.

        2.     Dispute Costs. In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such dispute, including without limitation, reasonably attorneys' fees and costs. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

        3.     Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which shall taken together be deemed one document. Assignor and Assignee agree that the delivery of an executed copy of this Assignment by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Assignment had been delivered.

        4.     Survival. This Assignment and the provisions hereof shall inure to the benefit of and be binding upon the parties to this Assignment and their respective successors, heirs and permitted assigns.

        5.     Limited Liability. This Assignment is made without recourse and without any express or implied representation or warranty of any kind or nature, except as expressly set forth in the Purchase Agreement. Assignee on its own behalf and on behalf of its agents, members, partners, employees, representatives, successors and assigns hereby agrees that in no event or circumstance shall any of the members, partners, employees, representatives, officers, directors, agents, property management company, affiliated or related entities of Assignor or Assignor's property management company, namely Legacy Partners Commercial, Inc. (formerly known as Lincoln Property Company Management Services, Inc. and LPC MS, Inc.), have any personal liability under this Assignment, or to any of Assignee's creditors, or to any other party in connection with the Property.

        6.     No Third Party Beneficiaries. Except as otherwise expressly set forth herein, Assignor and Assignee do not intend, and this Assignment shall not be construed, to create a third-party beneficiary status or interest in, nor give any third-party beneficiary rights or remedies to, any other person or entity not a party to this Assignment.

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        IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the Assignment Date.

ASSIGNOR:

WHFST Real Estate Limited Partnership,
a Delaware limited partnership

By:	WHFST Gen-Par, Inc.,
a Delaware corporation
General Partner

By:

Name:

Title:

ASSIGNEE:

Inktomi Corporation,
a Delaware corporation

By:

Name:

Title:

By:

Name:

Title:

EXHIBIT C TO PURCHASE AND SALE AGREEMENT

ASSIGNMENT AND ASSUMPTION OF CONTRACTS, WARRANTIES AND PERMITS

        This Assignment and Assumption of Contracts, Warranties and Permits (the "Assignment") is made and entered into as of this ____ day of ________, 2000 ("Assignment Date"), by and between WHFST Real Estate Limited Partnership, a Delaware limited partnership ("Assignor"), and Inktomi Corporation, a Delaware corporation ("Assignee"), with reference to the following facts.

RECITALS

        A.     Assignor and Assignee are parties to that certain Purchase and Sale Agreement, made and entered into as of June __, 2000 (the "Purchase Agreement"), pursuant to which Assignor agreed to sell to Assignee, and Assignee agreed to purchase from Assignor that certain improved and unimproved real property located at, and contiguous to, 4000 and 4100 East Third Avenue, Foster City, California, as legally described in Exhibit A attached hereto and made a part hereof (collectively, the "Real Property") together with all (i) improvements, structures and fixtures (other than trade fixtures) (collectively, the "Improvements") and personal property (the "Personal Property") actually owned by Assignor (if any) located in, on or about the Real Property or the Improvements and actually used in the operation of the Improvements, and (ii) easements, appurtenances, rights and privileges actually belonging thereto (collectively, the “Appurtenances”). The Real Property, the Improvements, the Personal Property and the Appurtenances are collectively referred to herein as the "Property."

        B.     Assignee has acquired fee title to the Property from Assignor on the Assignment Date. Assignor now desires to assign and transfer to Assignee all of Assignor's rights and interests in, to and under the Contracts, Warranties and Permits, as hereinafter defined.

        NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

        1.     Assignment and Assumption. Effective as of the Assignment Date, Assignor hereby grants, transfers, conveys, assigns and delegates to Assignee all of its rights and interests of Assignor in, to and under (i) those warranties and guaranties that are set forth in Schedule 1 attached hereto and made a part hereof (collectively, the "Warranties"); (ii) all intangible property (other than any tradenames of Seller or any affiliated or related entities of Seller) now owned by Assignor in connection with any portion of the Property, including without limitation, all governmental permits, approvals and licenses (to the extent assignable) (collectively, the "Permits"); and (iii) those agreements, utility contracts, service contracts, maintenance contracts, operating contracts and other rights relating to the ownership, use or operation of the Property that are set forth in Schedule 2 attached hereto and made a part hereof (collectively, the "Contracts"). Assignee hereby accepts such assignment and delegation by Assignor and agrees to fully perform and assume all the obligations of Assignor under the Warranties, Permits and Contracts. Notwithstanding the foregoing assignment by Assignor of the Contracts and Warranties, Assignor hereby reserves for its use and benefit all rights and interests in and to, and ability to concurrently enforce, for all of the Assignor Parties' benefit, any and all of the Warranties and any indemnity provisions of all of the Contracts; provided, however, that exercise of Assignor’s reserved rights and interests shall in no way diminish or interfere with the benefits conferred or Assignee by this Assignment.

        2.     No Warranties. Assignee does hereby covenant with Assignor, and represents and warrants to Assignor, that Assignor is transferring each of the Warranties, Permits and Contracts to Assignee (to the extent the terms of any of the Contracts do not limit or restrict such right) without any warranty of any kind or nature. This Assignment shall not be construed as a representation or warranty by Assignor as to the transferability or enforceability of the Warranties, the Contracts, the Permits or the intangible property (collectively, the "Interests"), and Assignor shall have no liability to Assignee in the event that any or all of the Interests (a) are not transferable to Assignee or (b) are cancelled or terminated by reason of this Assignment or any acts of Assignee.

        3.     Dispute Costs. In the event of any dispute between Assignor and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such dispute, including without limitation, reasonably attorneys' fees and costs. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Assignment shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Assignment and to survive and not be merged into any such judgment.

        4.     Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, and all of which shall taken together be deemed one document. Assignor and Assignee agree that the delivery of an executed copy of this Assignment by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Assignment had been delivered.

        5.     Survival. This Assignment and the provisions hereof shall inure to the benefit of and be binding upon the parties to this Assignment and their respective successors, heirs and permitted assigns.

        6.     Limited Liability. This Assignment is made without recourse and without any express or implied representation or warranty of any kind or nature, except as expressly set forth in the Purchase Agreement. Assignee on its own behalf and on behalf of its agents, members, partners, employees, representatives, successors and assigns hereby agrees that in no event or circumstance shall any of the members, partners, employees, representatives, officers, directors, agents, property management company, affiliated or related entities of Assignor or Assignor's property management company, namely Legacy Partners Commercial, Inc. (formerly known as Lincoln Property Company Management Services, Inc. and LPC MS, Inc.) (collectively, the "Assignor Parties"), have any personal liability under this Assignment, or to any of Assignee's creditors, or to any other party in connection with the Property.

        7.     No Third Party Beneficiaries. Except as otherwise expressly set forth herein, Assignor and Assignee do not intend, and this Assignment shall not be construed, to create a third-party beneficiary status or interest in, nor give any third-party beneficiary rights or remedies to, any other person or entity not a party to this Assignment.

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 IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the Assignment Date.

ASSIGNOR:

WHFST Real Estate Limited Partnership,
a Delaware limited partnership

By:	WHFST Gen-Par, Inc.,
a Delaware corporation
General Partner

By:

Name:

Title:

ASSIGNEE:

Inktomi Corporation,
a Delaware corporation

By:

Name:

Title:

By:

Name:

Title:

EXHIBIT D TO PURCHASE AND SALE AGREEMENT

GRANT DEED

Recording Requested by and
When Recorded Mail to,
and Mail Tax Statements to:

Attention:

Space Above This Line for Recorder's Use

GRANT DEED

        The undersigned Grantor declares that Documentary Transfer Tax is not part of the public records.

        For valuable consideration, receipt of which is acknowledged, WHFST Real Estate Limited Partnership, a Delaware limited partnership ("Grantor"), hereby grants to Inktomi Corporation, a Delaware corporation ("Grantee"), that certain real property located in the City of Foster City, County of San Mateo, State of California, as legally described in Exhibit A attached hereto and made a part hereof (the "Property") together with all of Grantor's right, title and interest in and to all improvements and structures located thereon and all easements, appurtenances, rights and privileges of Grantor appertaining to the Property.

        The Property is conveyed subject to:

        (a)     The lien of supplemental taxes, if any, assessed pursuant to the provisions of Chapter 3.5 (commencing with Section 75) of the Revenue and Taxation Code of the State of California;

        (b)     The liens for real property taxes for the fiscal year ____-____ not yet due and payable;

        (c)     All liens, encumbrances, easements, leases, covenants, conditions and restrictions of record;

        (d)     All matters which would be disclosed by an inspection of the Property; and

D-1

        (e)     Zoning ordinances and regulations and any other laws, ordinances, regulations or orders of any governmental agency having or claiming jurisdiction over the use, occupancy or enjoyment of the Property.

        IN WITNESS WHEREOF, Grantor has caused its duly authorized representative to execute this instrument as of the date hereinafter written.

DATED: ______________, 2000

GRANTOR:

WHFST Real Estate Limited Partnership,
a Delaware limited partnership

By:	WHFST Gen-Par, Inc.,
a Delaware corporation
General Partner

By:

Name:

Title:

D-2

EXHIBIT E TO PURCHASE AND SALE AGREEMENT

BILL OF SALE

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, WHFST Real Estate Limited Partnership, a Delaware limited partnership ("Seller"), does hereby GRANT, SELL, CONVEY, TRANSFER AND DELIVER to Inktomi Corporation, a Delaware corporation ("Buyer"), without any warranty of any kind, any and all of Seller's rights, title and interests in and to the personal property owned by Seller and described in Schedule 1 attached hereto and made a part hereof (the "Personal Property") which Personal Property was utilized by Seller in connection with the operation and management of the realty described in Exhibit A attached hereto and made a part hereof (the "Property").

From and after the date of this Bill of Sale, it is intended by the parties that Buyer and its successors and assigns shall have the right to use, have, hold and own the Personal Property forever. This Bill of Sale may be executed in counterparts, each of which shall be deemed an original, and all of which shall taken together be deemed one document. Seller and Buyer agree that the delivery of an executed copy of this Bill of Sale by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Bill of Sale had been delivered.

Buyer hereby acknowledges, covenants, represents and warrants that Seller has made absolutely no warranties or representations of any kind or nature regarding title to the Personal Property or the condition of the Personal Property.

Buyer on behalf of itself and its officers, directors, employees, partners, agents, representatives, successors and assigns hereby agrees that in no event or circumstance shall Seller or its partners, members, trustees, employees, representatives, officers, related or affiliated entities, successors or assigns have any personal liability under this Bill of Sale, or to any of Buyer's creditors, or to any other party in connection with the Personal Property or the Property.

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IN WITNESS WHEREOF, the parties have executed this Bill of Sale as of this ___ day of __________, 2000.

SELLER:

WHFST Real Estate Limited Partnership,
a Delaware limited partnership

By:	WHFST Gen-Par, Inc.,
a Delaware corporation
General Partner

By:

Name:

Title:

BUYER:

Inktomi Corporation,
a Delaware corporation

By:

Name:

Title:

By:

Name:

Title:

Schedule 1

List of Personal Property

EXHIBIT F TO PURCHASE AND SALE AGREEMENT

NOTICE TO TENANTS

[SELLER'S PROPERTY MANAGER'S LETTERHEAD]

VIA CERTIFIED MAIL
 [TENANT'S NAME]
[TENANT'S ADDRESS]
CITY, STATE ZIP
ATTN: __________________

Re: ____ East Third Avenue, Foster City, California

Dear _______________:

Please be advised that on [CLOSING DATE], ownership of the above-referenced real property was transferred to Inktomi Corporation, a Delaware corporation (the "Purchaser"). In connection with the sale of the property, and in conformance with the laws of the State of California, the obligations under the tenant security deposits were transferred to the Purchaser, whose address is ________________________, __________________________, ______________, California 9_____; Attention: _________________, without deduction or offset.

Hereafter, please make rent payable to "______________," and mail your payments to:

This Notice is given in accordance with the requirements of California Civil Code Section 1950.7(d). From and after ____________, 2000, your sole recourse for the return of your security deposit upon the termination of your tenancy will be against the Purchaser. If you have any questions, please call [Mr./Ms.] ______________ at ________________. Thank you.

Very truly yours,

a

By:

Name:

Title:

cc:

[name of Buyer's property manager]
Ms. Darleen Barnes

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EXHIBIT G TO PURCHASE AND SALE AGREEMENT

NATURAL HAZARD DISCLOSURE STATEMENT

This statement applies to the following described real property: 4000 and 4100 East Third Avenue, Foster City, California and unimproved contiguous property in Foster City, California.

The undersigned Seller discloses the following information with the knowledge that even though this is not a warranty, the undersigned prospective Buyer may rely on this information in deciding whether and on what terms to purchase the subject real property. The following disclosures are made by the Seller based solely upon the information contained in the report attached hereto and made a part hereof. This information is merely a disclosure and shall not be deemed to be part of any contract between the Buyer and Seller.

THIS REAL PROPERTY LIES WITHIN THE FOLLOWING HAZARDOUS AREA(S):

A VERY HIGH FIRE HAZARD SEVERITY ZONE pursuant to Section 51178 or 51179 of the Government Code. The owner of this property is subject to the maintenance requirements of Section 51182 of the Government Code.

Yes	No

A WILDLAND AREA THAT MAY CONTAIN SUBSTANTIAL FOREST FIRE RISKS AND HAZARDS pursuant to Section 4125 of the Public Resources Code. The owner of this property is subject to the maintenance requirements of Section 4291 of the Public Resources Code. Additionally, it is not the state's responsibility to provide fire protection services to any building or structure located within the wildlands unless the Department of Forestry and Fire Protection has entered into a cooperative agreement with a local agency for those purposes pursuant to Section 4142 of the Public Resources Code.

Yes	No

THESE HAZARDS MAY LIMIT YOUR ABILITY TO DEVELOP THE REAL PROPERTY, TO OBTAIN INSURANCE, OR TO RECEIVE ASSISTANCE AFTER A DISASTER.

THE ATTACHED REPORT ON WHICH THESE DISCLOSURES ARE BASED ESTIMATE WHERE NATURAL HAZARDS EXIST. THEY ARE NOT DEFINITIVE INDICATORS OF WHETHER OR NOT A PROPERTY WILL BE AFFECTED BY A NATURAL DISASTER. BUYER IS HEREBY ADVISED TO OBTAIN INDEPENDENT PROFESSIONAL ADVICE REGARDING THOSE HAZARDS AND OTHER HAZARDS THAT MAY AFFECT THE SUBJECT PROPERTY.

This statement may be signed in one or more counterparts.

Seller hereby states that the information set forth herein is true and correct to the best of the Seller's knowledge based solely upon the information contained in the attached report, and such knowledge is limited to be as of the date specified below. Seller has not independently verified the information

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contained in this statement and the attached report, and Seller is not personally aware of any errors or inaccuracies in the information contained in this statement.

SELLER:

WHFST Real Estate Limited Partnership,
a Delaware limited partnership

By:	WHFST Gen-Par, Inc.,
a Delaware corporation
General Partner

By:

Name:

Title:

Date:
, 2000

Buyer hereby represents and warrants that it has read and understands the information contained in this disclosure statement and in the attached report and will rely upon the information contained in the report as though the report were addressed directly to Buyer.

BUYER:

Inktomi Corporation,
a Delaware corporation

By:

Name:

Title:

By:

Name:

Title:

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EXHIBIT H TO PURCHASE AND SALE AGREEMENT

LEGACY LEASE AMENDMENT

FIFTH AMENDMENT TO LEASE AGREEMENT

       This Fifth Amendment to Lease Agreement (the "Amendment") is made and entered into as of this ___ day of _____, 2000, by and between WHFST Real Estate Limited Partnership, a Delaware limited partnership ("Landlord"), and Legacy Partners L.P., a California limited partnership ("Tenant"), with reference to the following facts.

Recitals

A.     Landlord and Tenant entered into that certain Lease Agreement, dated as of October 10, 1997, as amended by that certain First Amendment to Lease, dated October 30, 1997, that certain Second Amendment to Lease, dated as of December 11, 1998, that certain Third Amendment to Lease Agreement, dated as of August 13, 1999 and that certain Fourth Amendment to Lease Agreement, dated as of January 31, 2000 (collectively, the "Lease") for the leasing of certain premises consisting of approximately 23,155 rentable square feet located at 4000 E. Third Avenue, Foster City, California (the "Premises") as such Premises are more fully described in the Lease.

B.     Landlord and Tenant wish to modify the Lease to amend the Lease upon and subject to the terms, conditions, and provisions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.     Recitals: Landlord and Tenant agree that the above recitals are true and correct and are hereby incorporated herein as though set forth in full.

2.     Base Rent: Beginning as of July 1, 2000 (the “Effective Date”) and continuing through the Expiration Date of the Lease, the monthly Base Rent and Adjustments to Base Rent set forth on page 1 of the Lease are hereby amended to be as follows: (i) for and with respect to the period commencing on the Effective Date and continuing through the day preceding the first anniversary of the Effective Date, the Base Rent shall be at the monthly rate of Four Dollars ($4.00) per rentable square foot of the Premises; (ii) for and with respect to the period commencing on the first anniversary of the Effective Date and on each and every anniversary of the Effective Date thereafter, the annual Base Rent shall increase by an amount equal to three percent (3%) per annum. All references in the Lease to Base Rent are hereby modified accordingly.

3.     Assignment and Subletting: Article 14.2.4 of the Lease is hereby deleted in its entirety and replaced with the following:

The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant (or will allow the Transferee to occupy space leased by Tenant pursuant to any such right) except in connection with a right of renewal

3

assigned to a Permitted Affiliate or other transferee in connection with an assignment of Tenant's entire interest in this Lease pursuant to this Article 14;

4.     Estoppel Certificates: Article 17 of the Lease is hereby modified to provide that Tenant shall have twenty (20) days following written request by Landlord to execute and deliver an estoppel certificate in the prescribed form.

5.     Events of Default: Section 19.1 of the Lease is deleted in its entirety and replaced with the following:

        19.1.1     Any failure by Tenant to pay any Rent or other charge required to be paid under this Lease, or any part thereof, within five (5)  days after written notice of delinquency; provided, however, that if Landlord has given Tenant two (2) such delinquency notices in the preceding twelve (12) month period, then Tenant’s subsequent failure to pay any Rent or other charge when due shall constitute a default under this Lease without requirement of any notice or cure period except as required by statute; or

        19.1.2     Any failure by Tenant to observe or perform any other provision, covenant, or condition of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of such default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure said default as soon as possible; provided, further, however, that the maximum period for Tenant’s cure of such default will not exceed two hundred ten (210) days after Landlord’s written notice of default.

6.    Substitution of Other Premises: Article 22 of the Lease is hereby deleted in its entirety.

7.   Late Charges: Article 25 of the Lease is hereby deleted in its entirety and replaced with the following:

If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after notice from Landlord that said amount is past due, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due or in the case of a delinquent installment of Base Rent, two percent (2%) of the delinquent amount; provided, however, that if Landlord has given Tenant one (1) such delinquency notice in the preceding twelve (12) month period, then the late charge shall be imposed for any subsequent delinquent payment of Rent by Tenant, without requirement of any notice or cure period. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder or at law and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid when they are due shall thereafter bear interest until paid at a rate (the "Interest Rate") equal to the lower of (i) the then-current prime interest rate as such

4

rate is announced by The Wall Street Journal plus two (2) percentage points, or (ii) the highest rate permitted by applicable law.

8.    Signage:  Section 29.27 of the Lease is deleted in its entirety and replaced with the following:

Building Name and Signage. Landlord shall have the right at any time to change the name of the Building and Real Property and to install, affix and maintain any and all signs on the exterior and on the interior of the Building or any portion of the Real Property. Notwithstanding any provision contained herein to the contrary, Landlord may not modify, relocate, remove or otherwise alter any existing Tenant signage in, on or about the Premises, Building, or Real Property without the prior written consent of Tenant, which consent may be withheld at Tenant’s sole discretion. At all times during the Term of this Lease, subject to the approval of all applicable governmental entities and compliance with all applicable governmental laws and ordinances, Tenant shall have the non-exclusive right, at Landlord's sole cost and expense, to place its name and/or logo on any monument sign existing now or hereafter constructed in, on or about the Real Property.

9.    Extension Option: The Bayside Towers Extension Option Rider to the Lease is hereby deleted in its entirety and replaced with the Bayside Towers Extension Option Rider attached hereto and incorporated herein.

10.  Effect of Amendment: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

11.  Definitions: Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meanings assigned to such terms in the Lease.

12.  Authority: Subject to the assignment and subletting provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Amendment.

13.  Incorporation: The terms and provisions of the Lease are hereby incorporated in this Amendment.

\\\\\ continued on next page

5

Counterparts: This Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which shall constitute one Amendment. Landlord and Tenant agree that the delivery of an executed copy of this Amendment by facsimile shall be legal and binding and shall have the same full force and effect as if an original executed copy of this Amendment had been delivered. Facsimile signatures shall be binding upon the parties hereto.

LANDLORD:

WHFST Real Estate Limited Partnership,
a Delaware limited partnership

By:	Legacy Partners Commercial, Inc.,
a Texas corporation
as manager and agent for WHFST Real Estate Limited Partnership

By:

Name:

Title:

TENANT:

Legacy Partners L.P.,
a California limited partnership

By:

Name:

Title:

6

BAYSIDE TOWERS
EXTENSION OPTION RIDER

     This Extension Option Rider ("Extension Rider") is made and entered into by and between WHFST REAL ESTATE LIMITED PARTNERSHIP, a Delaware limited partnership ("Landlord"), and LEGACY PARTNERS L.P., a California limited partnership ("Tenant"), and is dated as of the date of the Office Lease ("Lease") by and between Landlord and Tenant to which this Extension Rider is attached. The agreements set forth in this Extension Rider shall have the same force and effect as if set forth in the Lease. To the extent the terms of this Extension Rider are inconsistent with the terms of the Lease, the terms of this Extension Rider shall control.

           1.     Option Right. Landlord hereby grants Tenant one (1) option to extend the Lease Term for all, but not less than all, of the Premises for a period of five (5) years (the "Option Term"), which option shall be exercisable only by written Exercise Notice (as defined below) delivered by Tenant to Landlord as provided below, provided that, as of the date of delivery of such Exercise Notice, Tenant is not in monetary or material non-monetary default under the Lease and any applicable notice of such default has been delivered and any applicable cure period has expired. Upon the proper exercise of such option to extend, and provided that, as of the end of the initial Lease Term Tenant is not in monetary or material non-monetary default under the Lease beyond any applicable notice and cure period, the Lease Term shall be extended for the Option Term. The rights contained in this Extension Rider shall be personal to the original Tenant and may only be exercised by the original Tenant and any Permitted Affiliate or other assignee to which Tenant's entire interest in this Lease has been assigned pursuant to Article 14 (and not by any sublessee or other transferee of Tenant's interest in the Lease).

           2.     Option Rent. The Annual Base Rent payable by Tenant during the Option Term (the "Option Rent") shall be equal to the "Fair Market Rental Rate" for the Premises. For purposes hereof, the "Fair Market Rental Rate" shall mean the rent at which tenants, as of the commencement of the Option Term will be leasing non-sublease, non-encumbered space on a net basis comparable in size, location and quality to the Premises for a comparable term, which comparable space is located in Comparable Buildings (defined below) taking into consideration all out-of-pocket monetary concessions and inducements generally being granted at such time, including any tenant improvement allowances provided for such space (but in determining any such tenant improvement allowance, the quality and quantity of tenant improvements in the Premises shall be taken into account and the value thereof deducted from such allowance), and also taking into consideration and requiring Tenant to provide for security or collateral for the Option Term in such amounts and of such types (such as, for example, a cash security deposit and/or a letter of credit), if any, as are generally being required by landlords in connection with such extensions and rental amounts and concessions for such comparable space by tenants of comparable net worth as Tenant. All other terms and conditions of the Lease shall apply throughout the Option Term; however, Tenant shall, in no event, have the option to extend the Lease Term beyond the Option Term described in Section 1 above.

           3.     Exercise of Option. The option contained in this Extension Rider shall be exercised by Tenant, if at all, only in the following manner: (i) Tenant shall deliver written notice to Landlord not less than fourteen (14) months prior to the expiration of the initial Lease Term stating that Tenant may be interested in exercising its option; (ii) Landlord, after receipt of Tenant's notice, shall deliver notice

H-1

(the "Option Rent Notice") to Tenant not less than thirteen (13) months prior to the expiration of the initial Lease Term setting forth Landlord's good-faith determination of the Fair Market Rental Rate for the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the date (the "Exercise Date") which is the later of (A) the date occurring twelve (12) months prior to the expiration of the initial Lease Term, and (B) the date occurring thirty (30) days after Tenant's receipt of the Option Rent Notice, exercise the option by delivering written notice ("Exercise Notice") thereof to Landlord, and upon and concurrent with such exercise, Tenant may, at its option, object to Landlord's determination of the Fair Market Rental Rate for the Option Rent contained in the Option Rent Notice, in which case the parties shall follow the procedure and the Fair Market Rental Rate for the Option Term shall be determined as set forth in Section 4 below. If Tenant does not timely object to Landlord's determination of the Option Rent, Landlord's determination shall be conclusive and the arbitration procedures in Section 4 below shall not be applicable. Tenant's failure to deliver the Exercise Notice on or before the Exercise Date shall be deemed to constitute Tenant's waiver of its extension right hereunder.

           4.     Determination of Fair Market Rental Rate. In the event Tenant timely objects in writing to the applicable Fair Market Rental Rate initially determined by Landlord, Landlord and Tenant shall attempt to agree upon the applicable Fair Market Rental Rate, using their best good-faith efforts. If Landlord and Tenant fail to reach agreement within ten (10) business days following Tenant's objection to the applicable Fair Market Rental Rate (the "Outside Agreement Date"), then each party shall submit to the other party a separate written determination of the applicable Fair Market Rental Rate within ten (10) business days after the Outside Agreement Date, and such determinations shall be submitted to arbitration in accordance with Sections 4.1 through 4.7 below; provided, however, that if the Fair Market Rental Rate determination submitted by Landlord is less than the Fair Market Rental Rate originally provided by Landlord in Landlord's Option Rent Notice, Tenant shall thereafter have five (5) business days to accept such determination as the Opti on Rent in which event the arbitration proceedings in Sections 4.1 through 4.6 below shall not apply. Failure of Tenant or Landlord to submit a written determination of the applicable Fair Market Rental Rate within such ten (10) business day period shall conclusively be deemed to be the non-determining party's approval of the applicable Fair Market Rental Rate submitted within such ten (10) business day period by the other party.

                   4.1     Landlord and Tenant shall each appoint, one arbitrator who shall by profession be an independent real estate appraiser holding the professional designation as an MAI (or its equivalent) who has no financial interest in Landlord or Tenant and who shall have been active over the five (5) year period ending on the date of such appointment in the appraisal rental purposes of rentals of space in first-class office buildings in San Mateo County, California ("Comparable Buildings"). The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Fair Market Rental Rate is the closest to the actual Fair Market Rental Rate as determined by the arbitrators, taking into account the requirements of Section 2 of this Extension Rider. Each such arbitrator shall be appointed within thirty (30) days after the applicable Outside Agreement Date.

                   4.2     The two (2) arbitrators so appointed shall within ten (10) business days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria as set forth hereinabove for qualification of the initial two (2) arbitrators, except that the third arbitrator shall not have been previously engaged by Landlord or Tenant for any purpose.

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                    4.3     The three (3) arbitrators shall conduct a hearing within twenty (20) days after the appointment of the third arbitrator and within ten (10) days thereafter reach a decision as to which of the Landlord's or Tenant's submitted Fair Market Rental Rate is closest to the actual Fair Market Rental Rate, and the arbitrators shall use whichever of Landlord's or Tenant's submitted Fair Market Rental Rate is closest to the actual Fair Market Rental Rate to be paid during the Option Term and shall notify Landlord and Tenant thereof.

                    4.4     The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

                   4.5     If either Landlord or Tenant fails to appoint an arbitrator within thirty (30) days after the Outside Agreement Date, and if such failure shall continue for an additional fifteen (15) days after written notice thereof is received by the non-appointing party, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

                    4.6     If the two (2) arbitrators fail to agree upon and appoint a third arbitrator within the time period provided in Section 4.2 above, then the parties shall mutually select the third arbitrator. If Landlord and Tenant are unable to agree upon the third arbitrator within ten (10) days, then either party may, upon at least five (5) days' prior written notice to the other party, request the Presiding Judge of the San Mateo County Superior Court, acting in his private and nonjudicial capacity, to appoint the third arbitrator. Following the appointment of the third arbitrator, the panel of arbitrators shall within thirty (30) days thereafter reach a decision as to whether Landlord's or Tenant's submitted Fair Market Rental Rate shall be used and shall notify Landlord and Tenant thereof.

                    4.7     The cost of the arbitrators and the arbitration proceeding shall be paid by Landlord and Tenant equally, except that each party shall pay for the cost of its own witnesses and attorneys.

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